
                                                                     EXHIBIT 4.1

                   HOUSEHOLD MORTGAGE FUNDING CORPORATION III,
                                  as Depositor,

                                       and

                         HOUSEHOLD FINANCE CORPORATION,
                               as Master Servicer,

                                       and

                               [               ],
                                   as Trustee

                                   ----------
                         POOLING AND SERVICING AGREEMENT
                         Dated as of [        ], 200[ ]

                                   ----------
                [      ] Mortgage Loan Asset Backed Certificates,

                                Series 200[ ]-[ ]

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                                TABLE OF CONTENTS

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
                                                                                                         Page
                                                   ARTICLE I

                                                  DEFINITIONS

Section 1.01.   Definitions.................................................................................1
Section 1.02.   Interest Calculations......................................................................19
Section 1.03.   Usage of Terms.............................................................................19

                                                  ARTICLE II

                Conveyance of Mortgage Loans; Original Issuance of Certificates; Tax Treatment

Section 2.01.   Acknowledgment; Conveyance of Mortgage Loans; Custody of Mortgage Files....................20
Section 2.02.   Acceptance by Trustee; Repurchase of Mortgage Loans; Conveyance of Eligible
                Substitute Mortgage Loans..................................................................23
Section 2.03.   Representations, Warranties and Covenants of the Master Servicer...........................25
Section 2.04.   Representations and Warranties of the Depositor Regarding this Agreement and the
                Mortgage Loans; Repurchases and Substitutions..............................................26
Section 2.05.   Execution and Authentication of Certificates...............................................31
Section 2.06.   Tax Treatment..............................................................................31
Section 2.07.   Federal Income Tax Allocations.............................................................31

                                                  ARTICLE III

                                Administration and Servicing of Mortgage Loans

Section 3.01.   The Master Servicer........................................................................32
Section 3.02.   Collection of Certain Mortgage Loan Payments...............................................34
Section 3.03.   Withdrawals from the Collection Account....................................................36
Section 3.04.   Maintenance of Hazard Insurance; Property Protection Expenses..............................37
Section 3.05.   Assumption and Modification Agreements.....................................................38
Section 3.06.   Section 3.06...............................................................................39
Section 3.07.   [Reserved].................................................................................39
Section 3.08.   Trustee to Cooperate.......................................................................39
Section 3.09.   Servicing Compensation; Payment of Certain Expenses by Master Servicer.....................40
Section 3.10.   Annual Statement as to Compliance..........................................................40
Section 3.11.   Annual Servicing Report....................................................................41
Section 3.12.   Access to Certain Documentation and Information Regarding the Mortgage Loans...............41
Section 3.13.   Maintenance of Certain Servicing Insurance Policies........................................42
Section 3.14.   Reports to the Securities and Exchange Commission..........................................42

                                        i
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
Section 3.15.   [Reserved].................................................................................42
Section 3.16.   Information Required by the Internal Revenue Service Generally and Reports of
                Foreclosures and Abandonments of Mortgaged Property........................................42
Section 3.17.   Additional Covenants of HFC................................................................42
Section 3.18.   Servicing Certificate......................................................................43

                                                  ARTICLE IV

                                      [The Certificate Insurance Policy]

Section 4.01.   The Certificate Insurance Policy...........................................................45
Section 4.02.   [Reserved].................................................................................46
Section 4.03.   Claims Upon the Certificate Insurance Policy...............................................46

                                                   ARTICLE V

               Distributions and Statements to Certificateholders; Rights of Certificateholders

Section 5.01.   Distributions..............................................................................46
Section 5.02.   Statements to Certificateholders...........................................................49

                                                  ARTICLE VI

                                               The Certificates

Section 6.01.   The Certificates...........................................................................52
Section 6.02.   Registration of Transfer and Exchange of Certificates......................................53
Section 6.03.   Mutilated, Destroyed, Lost or Stolen Certificates..........................................56
Section 6.04.   Persons Deemed Owners......................................................................56
Section 6.05.   Appointment of Paying Agent................................................................57
Section 6.06.   Actions of Certificateholders..............................................................57

                                                  ARTICLE VII

                                     The Master Servicer and the Depositor

Section 7.01.   Liability of the Master Servicer and the Depositor.........................................58
Section 7.02.   Merger or Consolidation of, or Assumption of the Obligations of, the Master Servicer
                or the Depositor...........................................................................58
Section 7.03.   Limitation on Liability of the Master Servicer, the Depositor and Others...................58
Section 7.04.   Master Servicer Not to Resign..............................................................59
Section 7.05.   Delegation of Duties.......................................................................59

                                                 ARTICLE VIII

                                      Master Servicer Termination Events

Section 8.01.   Master Servicer Termination Events.........................................................60

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
Section 8.02.   Trustee to Act; Appointment of Successor...................................................61
Section 8.03.   Notification to Certificateholders.........................................................62

                                                  ARTICLE IX

                                                  The Trustee

Section 9.01.   Duties of Trustee..........................................................................62
Section 9.02.   Certain Matters Affecting the Trustee......................................................64
Section 9.03.   Trustee Not Liable for Certificates or Mortgage Loans......................................65
Section 9.04.   Trustee May Own Certificates...............................................................66
Section 9.05.   Master Servicer to Pay Trustee's Fees and Expenses.........................................66
Section 9.06.   Eligibility Requirements for Trustee.......................................................66
Section 9.07.   Resignation or Removal of Trustee..........................................................67
Section 9.08.   Successor Trustee..........................................................................67
Section 9.09.   Merger or Consolidation of Trustee.........................................................68
Section 9.10.   Appointment of Co-Trustee or Separate Trustee..............................................68
Section 9.11.   Trustee May Enforce Claims Without Possession of Certificates..............................69
Section 9.12.   Inspection of Mortgage Files...............................................................70
Section 9.13.   Tax Returns................................................................................70
Section 9.14.   Calculation of LIBOR.......................................................................70
Section 9.15.   [Rights of the Certificate Insurer to Exercise Rights of Class A and Class M
                Certificateholders.........................................................................71
Section 9.16.   [Trustee to Act Solely with Consent of the Certificate Insurer.............................72
Section 9.17.   [Mortgage Loans, Trust and Accounts Held for Benefit of the Certificate Insurer............72
Section 9.18.   [Certificate Insurer Default...............................................................72

                                                   ARTICLE X

                                                  Termination

Section 10.01.  Termination................................................................................73

                                                  ARTICLE XI

                                           Miscellaneous Provisions

Section 11.01.  Amendment..................................................................................76
Section 11.02.  Recordation of Agreement...................................................................78
Section 11.03.  Limitation on Rights of Certificateholders.................................................78
Section 11.04.  Governing Law..............................................................................79
Section 11.05.  Notices....................................................................................79
Section 11.06.  Severability of Provisions.................................................................79
Section 11.07.  Assignment.................................................................................79
Section 11.08.  Certificates Nonassessable and Fully Paid..................................................79
Section 11.09.  Third-Party Beneficiaries..................................................................79

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
Section 11.10.  Counterparts...............................................................................80
Section 11.11.  Effect of Headings and Table of Contents...................................................80
Section 11.12.  Limitation on Voting of Preferred Stock....................................................80
Section 11.13.  Perfection Representations.................................................................80

                                    EXHIBITS

Schedule 1         Perfection Representations, Warranties and Covenants
Exhibit A          Form of Class A Certificate
Exhibit B-1        Form of Class M Certificate
Exhibit C          Form of Equity Certificate
Exhibit D          Mortgage Loan Schedule
Exhibit E          Form of Investment Letter
Exhibit F          Form of Certificate Insurance Policy

     This Pooling and Servicing Agreement, dated as of [        ], 200[ ], among
HOUSEHOLD MORTGAGE FUNDING CORPORATION III, as Depositor, HOUSEHOLD FINANCE
CORPORATION, as Master Servicer, and [          ], as Trustee,

                                WITNESSETH THAT:

     In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01. DEFINITIONS. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     ACCRUAL PERIOD: As to the Class A and Class M Certificates, for the initial Distribution Date is the period from and including the Closing Date through and including the day immediately preceding the initial Distribution Date, and for each Distribution Date thereafter is the period from and including the Distribution Date in the month immediately preceding the month in which the Distribution Date occurs and ending on and including the day immediately preceding the Distribution Date.

     ADDITIONAL PRINCIPAL REDUCTION AMOUNT: As to any Distribution Date, an amount equal to the excess, if any, of (x) the Principal Reduction Amount over
(y) the Principal Distribution Amount.

     AFFILIATE: As to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise, and "controlling" and "controlled" shall have meanings correlative to the foregoing.

     AGREEMENT: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

     APPRAISED VALUE: As to any Mortgage Loan, the appraised value of the related Mortgaged Property based upon the appraisal used by the applicable Seller at the time of origination of such Mortgage Loan (or any mortgage loan made by the Seller on the Mortgaged Property that the Mortgage Loan replaced); provided that if the Mortgage Loan was originated simultaneously with or not more than 12 months after another mortgage was placed on the related Mortgaged Property, the lesser of the Appraised Value at origination of the other mortgage and the sales price, if any, of the related Mortgaged Property.

     AUTHORIZED NEWSPAPER: A newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

     AVAILABLE DISTRIBUTION AMOUNT: As to any Distribution Date, the sum of (A) the sum, without duplication, of all amounts described in clauses (i) through
(iv), inclusive, of Section 3.02(b) received by the Master Servicer with respect to the related Collection Period and deposited in the Collection Account, and
(B) Insured Payments, if any.

     AVAILABLE FUNDS CAP: With respect to any Distribution Date, a per annum rate equal to the weighted average of the Net Loan Rates of each Mortgage Loan, in each case outstanding as of the first day of the related Collection Period, multiplied by a fraction of which the numerator is 30 and the denominator is the number of days in the related Accrual Period.

     BIF: The Bank Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989 or, if at any time after the execution of this instrument the Bank Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

     BOOK-ENTRY CERTIFICATE: Any Class A or Class M Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

     BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or Illinois are required or authorized by law to be closed.

     CERTIFICATE: A Class A Certificate or Class M Certificate or the Equity Certificate.

     [CERTIFICATE INSURANCE POLICY: The Certificate Guaranty Insurance Policy
(No. [          ]) with respect to the Class A Certificates and all endorsements thereto dated the Closing Date, issued by the Certificate Insurer to the Trustee for the benefit of the Holders of each Class of Class A Certificates, a copy of which is attached hereto as Exhibit F.]

     [CERTIFICATE INSURER: [             ], a stock insurance company organized
and created under the laws of the State of [       ], or any successor thereto.]

     [CERTIFICATE INSURER DEFAULT: (i) Any failure of the Certificate Insurer to make a payment required under the Certificate Insurance Policy in accordance with its terms; (ii) the entry by a court having jurisdiction in the premises of
(A) a decree or order for relief in respect of the Certificate Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, rehabilitation, reorganization or other similar law or (B) a decree or order adjudging the Certificate Insurer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, rehabilitation, arrangement, adjustment or composition of or in respect of the Certificate Insurer under any applicable United States federal or state law, or appointing a custodian, receiver, liquidator, rehabilitator, assignee, trustee, sequestrator or other similar official of the Certificate Insurer or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in each case in effect for a period of 60 consecutive days; or (iii) the commencement by the Certificate Insurer of a voluntary case or proceeding under any applicable United States federal or state bankruptcy,

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insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by the Certificate Insurer to the entry of a decree or order for relief in respect of the Certificate Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Certificate Insurer, or the filing by the Certificate Insurer of a petition or answer or consent seeking reorganization or relief under any applicable United States federal or state law, or the consent by the Certificate Insurer to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Certificate Insurer or of any substantial part of its property, or the making by the Certificate Insurer of an assignment for the benefit of its creditors, or the failure by the Certificate Insurer to pay debts generally as they become due, or the admission by the Certificate Insurer in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Certificate Insurer in furtherance of any such action.]

     CERTIFICATE OWNER: The Person who is the beneficial owner of a Book-Entry Certificate.

     CERTIFICATE PRINCIPAL BALANCE: As to any Class A or Class M Certificate and any Determination Date, the Original Class Certificate Principal Balance thereof reduced by all amounts previously distributed to the holders of such Class and allocable to principal. The Equity Certificate has no Certificate Principal Balance and will represent overcollateralization.

     CERTIFICATE REGISTER AND CERTIFICATE REGISTRAR: The register maintained and the registrar appointed pursuant to Section 6.02.

     CERTIFICATEHOLDER OR HOLDER: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent, direction, waiver or request pursuant to this Agreement, (i) any Certificate registered in the name of the Depositor (unless to the knowledge of a Responsible Officer of the Trustee the Depositor is acting as trustee or nominee for a Person who is not an Affiliate of the Depositor and who makes the voting decision with respect to such Certificate) or the Master Servicer or any Person known to a Responsible Officer of the Trustee to be an Affiliate of either the Depositor or the Master Servicer and (ii) any Certificate for which the Depositor (unless to the knowledge of a Responsible Officer of the Trustee
(A) the Depositor is acting as trustee or nominee for a Person who is not an Affiliate of the Depositor and who makes the voting decision with respect to such Certificate or (B) the Depositor is the owner of all the Certificates) or the Master Servicer or any Person known to a Responsible Officer of the Trustee to be an Affiliate (other than an Affiliate that has purchased any Certificate on the Closing Date) of either the Depositor or the Master Servicer is the Certificate Owner shall be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect any such consent, direction, waiver or request has been obtained.

     CHARGE OFF AMOUNT: As to any Charged Off Mortgage Loan and Collection Period, an amount equal to the amount of the Principal Balance that the Master Servicer has charged off on its servicing records during such Collection Period.

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     CHARGED OFF MORTGAGE LOAN: A defaulted Mortgage Loan that is not a
Liquidated Mortgage Loan and as to which (i) collection procedures are ongoing and (ii) the Master Servicer has charged off all or a portion of the related Principal Balance.

     CLASS: Either the Class A or Class M Certificates.

     CLASS A CERTIFICATE: Any Certificate designated as a Class A Certificate on the face thereof, substantially in the form of Exhibit A hereto.

     CLASS A CERTIFICATEHOLDER: A Holder of a Class A Certificate.

     CLASS A FORMULA RATE: With respect to the Class A Certificates, and with
respect to the initial Accrual Period, [   ]% per annum, and as to any Accrual
Period thereafter, will be a per annum rate equal to LIBOR PLUS [   ]%.

     CLASS A PASS-THROUGH RATE: With respect to any Distribution Date and Accrual Period, the lesser of (i) the Class A Formula Rate and (ii) the Available Funds Cap for such Distribution Date.

     CLASS A SUPPLEMENTAL INTEREST AMOUNT: As of any Distribution Date, the sum of (i) the excess, if any, of (a) interest due on the Class A Certificates at the Class A Formula Rate over (b) interest due on the Class A Certificates at an interest rate equal to the Available Funds Cap, (ii) any Class A Supplemental Interest Amount remaining unpaid from prior Distribution Dates and (iii) interest on the amount in clause (ii) at the Class A Formula Rate.

     CLASS M CERTIFICATE: Any Certificate designated as a Class M Certificate on the face thereof, substantially in the form of Exhibit B hereto.

     CLASS M CERTIFICATEHOLDER: A Holder of a Class M Certificate.

     CLASS M FORMULA RATE: With respect to the Class M Certificates, and with
respect to the initial Accrual Period, [   ]% per annum, and as to any Accrual
Period thereafter, will be a per annum rate equal to LIBOR PLUS [   ]%.

     CLASS M PASS-THROUGH RATE: With respect to any Distribution Date and Accrual Period, the lesser of (i) the Class M Formula Rate and (ii) the Available Funds Cap for such Distribution Date.

     CLASS M SUPPLEMENTAL INTEREST AMOUNT: As of any Distribution Date, the sum of (i) the excess, if any, of (a) interest due on the Class M Certificates at the Class M Formula Rate over (b) interest due on the Class M Certificates at an interest rate equal to the Available Funds Cap, (ii) any Class M Supplemental Interest Amount remaining unpaid from prior Distribution Dates and (iii) interest on the amount in clause (ii) at the Class M Formula Rate.

     CLOSING DATE: [            ].

     CODE: The Internal Revenue Code of 1986, as the same may be amended from time to time (or any successor statute thereto).

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     COLLECTION ACCOUNT: The custodial account or accounts created and maintained for the benefit of the Certificateholders pursuant to Section 3.02(b). The Collection Account shall be an Eligible Account.

     COLLECTION PERIOD: As to any Distribution Date and Mortgage Loan, the calendar month immediately preceding the month in which such Distribution Date occurs, except that with respect to the initial Distribution Date, the
Collection Period is the period from [          ] to [          ].

     COMBINED LOAN-TO-VALUE RATIO OR CLTV: As to each Mortgage Loan, a ratio, expressed as a percentage, the numerator of which is the sum of (a) the original Principal Balance of the Mortgage Loan and (b) the aggregate unpaid principal balance, at the time of origination of the Mortgage Loan, of all other mortgage loans, if any, secured by liens senior to that Mortgage Loan on the related Mortgaged Property, and the denominator of which is the Appraised Value of the Mortgaged Property.

     CORPORATE TRUST OFFICE: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office on the Closing Date is located at the address set forth in Section 11.05.

     CURRENT INTEREST: As to the Class A and Class M Certificates and any Distribution Date, the interest accrued at the applicable Pass-Through Rate during the Accrual Period on the aggregate Certificate Principal Balance of such Class of Certificates.

     CUT-OFF DATE: As to each Mortgage Loan, the close of business on [       ].

     CUT-OFF DATE POOL BALANCE: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans.

     CUT-OFF DATE PRINCIPAL BALANCE: As to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-Off Date or, as to any Eligible Substitute Mortgage Loan, as of the date of substitution of such Eligible Substitute Mortgage Loan.

     DEFECTIVE MORTGAGE LOAN: A Mortgage Loan subject to repurchase or substitution pursuant to Section 2.02 or 2.04.

     [DEFICIENCY AMOUNT: As defined in the Certificate Insurance Policy.]

     DEFINITIVE CERTIFICATES: As defined in Section 6.02(f).

     DEPOSIT DATE: As to any Distribution Date, the Business Day immediately preceding such Distribution Date.

     DEPOSIT EVENT: The lowering of the Master Servicer's short-term debt rating below "P-1" by Moody's, "A-1" by Standard & Poor's or "F1" by Fitch or any time in which HFC shall cease to be the Master Servicer.

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     DEPOSITOR: Household Mortgage Funding Corporation III, a Delaware
corporation, and its successors in interest.

     DEPOSITORY: The initial Depository shall be The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of Class A and Class M Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the UCC of the State of New York.

     DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     DETERMINATION DATE: As to any Distribution Date, the second Business Day prior to such Distribution Date.

     DISTRIBUTION DATE: The [  ] day of each month (or if such [  ] day is not a
Business Day, then the next succeeding Business Day), commencing [     ].

     ELECTRONIC LEDGER: The electronic master record of mortgage loans (including the Mortgage Loans) maintained by the Master Servicer.

     ELIGIBLE ACCOUNT: An account that is either (i) maintained with a depository institution whose short-term debt obligations at the time of any deposit therein are rated in the highest short-term debt rating category by the Rating Agencies, (ii) an account or accounts maintained with a depository institution with a long-term unsecured debt rating by each Rating Agency that is at least investment grade, provided that the deposits in such account or accounts are fully insured by either the BIF or the SAIF, (iii) a segregated trust account maintained on the corporate trust side with the Trustee in its fiduciary capacity, or (iv) an account otherwise acceptable to each Rating Agency, as evidenced by a letter to such effect from each such Rating Agency to the Trustee, without reduction or withdrawal of the then-current ratings of the Class A or Class M Certificates.

     ELIGIBLE SUBSTITUTE MORTGAGE LOAN: A Mortgage Loan substituted (a) by the Depositor or the Master Servicer for a Defective Mortgage Loan pursuant to
Section 2.02(a) or 2.04 or (b) by the Master Servicer pursuant to Section 2.02(b), which on the date of such substitution must

          (i) have a Principal Balance not substantially greater or less than the Principal Balance of such Defective Mortgage Loan or such elected substituted Mortgage Loan;

          (ii) have a current Loan Rate of not less than the Loan Rate of the Defective Mortgage Loan or elected substituted Mortgage Loan and not more than 500 basis points in excess thereof;

          (iii) have a remaining term to maturity not more than six months earlier or later than the remaining term to maturity of the Defective Mortgage Loan or elected substituted Mortgage Loan;

          (iv)   comply with the representations and warranties set forth in
     Section 2.04(b), to the extent such representations and warranties do not pertain exclusively to the Mortgage Loans transferred on the Closing Date;

          (v) have a Combined Loan-to-Value Ratio that is not greater than the Combined Loan-to-Value Ratio of the Defective Mortgage Loan or elected substituted Mortgage Loan as of the date of origination of such Defective Mortgage Loan or elected substituted Mortgage Loan;

          (vi) have a lien position at least equal to the lien position of the Mortgage relating to the Defective Mortgage Loan or elected substituted Mortgage Loan; and

          (vii) be the obligation of a Mortgagor whose credit profile is substantially similar to that of the Mortgagor under the Defective Mortgage Loan or elected substituted Mortgage Loan,

PROVIDED, HOWEVER, that with respect to (i) through (vii) above, a mortgage loan may qualify as an Eligible Substitute Mortgage Loan if each of the Rating Agencies consents to such substitution.

     ENHANCEMENT PERCENTAGE: As to any Distribution Date, the percentage obtained by dividing (x) the Interim Overcollateralization Amount by (y) the Pool Balance as of the last day of the related Collection Period.

     EQUITY CERTIFICATE: Any Certificate designated as an Equity Certificate on the face thereof, in the form of Exhibit C hereto.

     EXTRA PRINCIPAL DISTRIBUTION AMOUNT: As to any Distribution Date, the lesser of (x) the Monthly Excess Cashflow and (y) the Interim
Overcollateralization Deficiency.

     FANNIE MAE: Fannie Mae, formerly known as The Federal National Mortgage Association, or any successor thereto.

     FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

     FINAL SCHEDULED DISTRIBUTION DATE: With respect to the Class A and Class M
Certificates, the Distribution Date occurring in [           ].

     [FISCAL AGENT: As defined in the Certificate Insurance Policy.]

     FITCH: Fitch Ratings, or its successor in interest.

     FORECLOSURE PROFIT: As to any Liquidated Mortgage Loan, the amount, if any, by which (i) the aggregate of its Liquidation Proceeds less Liquidation Expenses exceeds (ii) the Principal Balance thereof immediately prior to the final recovery of its Liquidation Proceeds, together with the sum of (x) accrued and unpaid interest thereon at the applicable Loan Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds and (y) the related Charge Off Amounts.

     FREDDIE MAC: Freddie Mac, formerly known as The Federal Home Loan Mortgage Corporation, or any successor thereto.

     HFC: Household Finance Corporation, a Delaware corporation, and its successors.

     INITIAL MORTGAGE LOAN: Each Mortgage Loan transferred and assigned to the Trust on the Closing Date.

     [INSURANCE AGREEMENT: The Insurance Agreement dated as of [ ] among the Depositor, the Trustee, the Master Servicer and the Certificate Insurer, including any amendments and supplements thereto.]

     INSURANCE PROCEEDS: Proceeds paid by any insurer [(other than the Certificate Insurer)] pursuant to any insurance policy covering a Mortgage Loan, or by the Master Servicer pursuant to the last sentence of Section 3.04, net of any component thereof covering any expenses incurred by or on behalf of the Master Servicer in connection with obtaining such Insurance Proceeds and exclusive of any portion thereof that is applied to the restoration or repair of the related Mortgaged Property, released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures or required to be paid to any holder of a mortgage senior to such Mortgage Loan.

     [INSURED PAYMENT: With respect to any Distribution Date, the sum of (i) any Deficiency Amount and (ii) any Preference Amount.]

     INTEREST CARRY FORWARD AMOUNT: As to the Class A or Class M Certificates and any Distribution Date, the sum of (x) the amount, if any, by which (i) the sum of the Current Interest and all prior unpaid Interest Carry Forward Amounts for such Class as of the immediately preceding Distribution Date exceeded (ii) the amount of the actual distribution with respect to interest made to such Class on such Distribution Date plus (y) interest on such amount calculated for the related Accrual Period at the related Pass-Through Rate in effect with respect to such Class.

     INTEREST COLLECTIONS: As to any Distribution Date, the sum, without duplication of:

          (i) the portion allocable to interest of all scheduled monthly payments on the Mortgage Loans received during the related Collection Period, minus the Servicing Fee for the related Collection Period;

          (ii) all Net Liquidation Proceeds actually collected by the Master Servicer during the related Collection Period (to the extent such Net Liquidation Proceeds relate to interest);

          (iii)  the interest portion of the Purchase Price for any Mortgage

     Loan repurchased from the Trust pursuant to the terms of this Agreement during the related Collection Period;

          (iv) the interest portion of all Substitution Adjustment Amounts with respect to the related Collection Period; and

          (v)    to the extent advanced by the Master Servicer pursuant to
     Section 3.01(f) and not previously distributed, the amount of any Skip-A-Pay Advance deposited by the Master Servicer into the Collection Account with respect to such Distribution Date.

     INTERIM OVERCOLLATERALIZATION AMOUNT: As to any Distribution Date, the excess, if any, of (x) the Pool Balance as of the last day of the preceding Collection Period over (y) (i) the aggregate Certificate Principal Balance of all Class A and Class M Certificates (before taking into account any distributions of principal on such Distribution Date) less (ii) the Principal Collections for such Distribution Date.

     INTERIM OVERCOLLATERALIZATION DEFICIENCY: As to any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount over (y) the Interim Overcollateralization Amount.

     [LATE PAYMENT RATE: As defined in the Insurance Agreement.]

     LIBOR: The per annum rate established by the Trustee in accordance with
Section 9.14.

     LIBOR BUSINESS DAY: Any day on which dealings in United States dollars are transacted in the London interbank market.

     LIBOR DETERMINATION DATE: As to any Distribution Date, the second LIBOR Business Day before the first day of the related Accrual Period.

     LIEN: Any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing or the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing.

     LIQUIDATED MORTGAGE LOAN: As to any Distribution Date, any Mortgage Loan in respect of which the Master Servicer has determined as of the end of the related Collection Period that all Liquidation Proceeds which it expects to recover on such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

     LIQUIDATION EXPENSES: Out-of-pocket expenses (exclusive of overhead) that are incurred by the Master Servicer in connection with the liquidation of any Mortgage Loan and not recovered under any insurance policy, such expenses including, without limitation, reasonable legal fees and expenses, any unreimbursed amount expended pursuant to Section 3.06 (including, without limitation, amounts advanced to correct defaults on any mortgage loan that is senior to such Mortgage Loan and amounts advanced to keep current or pay off a mortgage loan that is senior to such Mortgage Loan) with respect to the related Mortgage Loan and any related and unreimbursed expenditures for real estate property taxes, mechanics liens, title perfection, property management or for property restoration, preservation or insurance against casualty loss or damage.

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     LIQUIDATION PROCEEDS: Proceeds (including Insurance Proceeds) received in connection with the liquidation of any Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise.

     LOAN RATE: As to any Mortgage Loan and day, the per annum rate of interest applicable under the related Mortgage Note to the calculation of interest for such day on the Principal Balance.

     MASTER SERVICER: Household Finance Corporation, a Delaware corporation, or its successor in interest, or any successor master servicer appointed as herein provided.

     MASTER SERVICER TERMINATION EVENTS: As defined in Section 8.01.

     MONTHLY EXCESS CASHFLOW: As to any Distribution Date, the excess, if any, of (i) the excess, if any, of (x) Interest Collections (for clarity purposes only, net of any Servicing Fee) over (y) the Current Interest plus the Interest Carry Forward Amount, if any, of all Class A and Class M Certificates (after taking into account all distributions of interest on such Distribution Date) over (ii) the Additional Principal Reduction Amount.

     MOODY'S: Moody's Investors Service, Inc., or its successor in interest.

     MORTGAGE: The mortgage, deed of trust or other instrument creating a first, second or third lien on an estate in fee simple interest in real property securing a Mortgage Loan.

     MORTGAGE FILE: The mortgage documents (including without limitation the related Mortgage Note) listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement, which documents may be physical documents or, pursuant to the terms of Section 2.01, may be optical images or other representations thereof.

     MORTGAGE LOAN: Such of the mortgage loans (together with the related Mortgage Notes and Mortgages) transferred and assigned to the Trustee pursuant to Section 2.01 and pursuant to the Transfer Agreement, together with the Related Documents, as from time to time are held as a part of the Trust, the mortgage loans originally so held being identified in the Mortgage Loan Schedule delivered on the Closing Date. As applicable, the term Mortgage Loan shall be deemed to refer to the Mortgaged Property that has been converted to ownership by the Master Servicer prior to the final recovery of related Liquidation Proceeds.

     MORTGAGE LOAN PURCHASE AGREEMENT: The mortgage loan purchase agreement
dated as of [         ], between the Depositor and the Sellers pursuant to which the Sellers convey to the Depositor all of their right, title and interest in and to the unpaid Principal Balance of the Mortgage Loans, including all interest and principal payments in respect thereof received on or after the Cut-Off Date, and certain other rights with respect to the collateral supporting the Mortgage Loans.

     MORTGAGE LOAN SCHEDULE: As to any date, the schedule of Mortgage Loans, including any Eligible Substitute Mortgage Loans, included in the Trust on such date. The initial Mortgage Loan Schedule is the schedule delivered by the Depositor to the Trustee on the Closing Date and delivered as Exhibit D hereto, which schedule may be in the form of a computer file or an electronic or magnetic tape and sets forth as to each Mortgage Loan
(i) the account number, (ii) the Cut-Off Date Principal Balance, (iii) the Loan Rate, (iv) the lien position of the related Mortgage and (v) the CLTV. The Mortgage Loan Schedule will be amended from time to time to reflect the removal of Mortgage Loans and the addition of any Eligible Substitute Mortgage Loans to the Trust, and when so amended shall include the information set forth above with respect to each Eligible Substitute Mortgage Loan as of its related date of substitution.

     MORTGAGE NOTE: As to a Mortgage Loan, the mortgage note or other evidence of indebtedness under which the related Mortgagor agrees to pay the indebtedness evidenced thereby and secured by the related Mortgage.

     MORTGAGED PROPERTY: The underlying property securing a Mortgage Loan.

     MORTGAGOR: The obligor or obligors under a Mortgage.

     NET LIQUIDATION PROCEEDS: As to any Liquidated Mortgage Loan, Liquidation Proceeds less Liquidation Expenses.

     NET LOAN RATE: As to any Mortgage Loan, the Loan Rate less the Servicing Fee Rate.

     OFFICER'S CERTIFICATE: A certificate signed by the President, a Senior Vice President, a Vice President, the Treasurer, Assistant Treasurer, Controller or Assistant Controller of the Depositor or the Master Servicer, as the case may be, and delivered to the Trustee.

     OPINION OF COUNSEL: A written opinion of counsel acceptable to the Trustee, who may be internal counsel for the Master Servicer or the Depositor.

     ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE: With respect to the Class A and Class M Certificates, the amount set forth below:

                                          ORIGINAL CLASS CERTIFICATE
                          CLASS                PRINCIPAL BALANCE
                       -----------       ----------------------------
                            A                  $[              ]
                            M                  $[              ]

     OVERCOLLATERALIZATION AMOUNT: As to any Distribution Date, the excess, if any, of (x) the Pool Balance as of the last day of the preceding Collection Period over (y) the aggregate Certificate Principal Balance of all Class A and Class M Certificates calculated after taking into account all distributions in respect of principal on such Distribution Date.

     OVERCOLLATERALIZATION RELEASE AMOUNT: As to any Distribution Date, the amount (but not in excess of the Principal Collections for such Distribution
Date) equal to the excess, if any, of (i) the Interim Overcollateralization Amount over (ii) the Targeted Overcollateralization Amount.

     OWNERSHIP INTEREST: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     PASS-THROUGH RATE: Either the Class A Pass-Through Rate or the Class M Pass-Through Rate, as the context requires.

     PAYING AGENT: Any Person appointed as paying agent pursuant to Section
6.05.

     PERCENTAGE INTEREST: For purposes of making distributions among Certificates of the Class A or Class M Certificates, the percentage obtained by dividing the principal denomination of such Certificate by the aggregate of the principal denominations of all Certificates of such Class. In the case of the Equity Certificate, the percentage interest set forth on the face of such Equity Certificate.

     PERFECTION REPRESENTATIONS: The representations, warranties and covenants set forth in Schedule 1 attached hereto.

     PERMITTED INVESTMENTS: One or more of the following (excluding any callable investments purchased at a premium):

          (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States;

          (ii) repurchase agreements on obligations specified in clause (i) maturing not more than three months from the date of acquisition thereof, provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the date of acquisition rated by each Rating Agency in its highest short-term rating category (which is "F1" for Fitch, "A-1+" for Standard & Poor's and "P-1" for Moody's);

          (iii) certificates of deposit, time deposits and bankers' acceptances (which, if Moody's is a Rating Agency, shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days) of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the unsecured short-term debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each of Moody's, Standard & Poor's and Fitch in its highest unsecured short-term debt rating category;

          (iv) commercial paper (having original maturities of not more than 270 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Fitch, Standard & Poor's and Moody's in their highest short-term rating categories;

          (v) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Fitch, Standard & Poor's and Moody's in their respective highest rating category for long-term unsecured debt, or any other short-term investment fund the funds in which are invested in securities rated in the highest rating category by Fitch, Standard & Poor's and Moody's and which mature on demand or prior to the next Distribution Date;

          (vi) interests in any money market fund which at the date of acquisition has a rating of "Aaa" by Moody's and "AAA" by Fitch and Standard & Poor's or such lower rating as will not result in the qualification, downgrading or withdrawal of the then current rating assigned to the Class A or Class M Certificates by each Rating Agency; and

          (vii) other obligations or securities that are indebtedness in registered form for U.S. federal income tax purposes and that are acceptable to each Rating Agency [and the Certificate Insurer] as a Permitted Investment hereunder and will not result in a reduction in the then-current rating of the Class A or Class M Certificates, as evidenced by a confirmation or letter to such effect from such Rating Agency [and the Certificate Insurer];

PROVIDED that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument if such interest and principal payments provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and PROVIDED, FURTHER, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

     PERSON: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

     POOL BALANCE: As to any date, the aggregate of the outstanding Principal Balances of all Mortgage Loans as of such date.

     POOL FACTOR: As to any Distribution Date, the percentage, carried to seven places, obtained by dividing the aggregate Certificate Principal Balance of the Class A and Class M Certificates for such Distribution Date by the aggregate Original Class Certificate Principal Balance of the Class A and Class M Certificates.

     [PREFERENCE AMOUNT: As defined in the Certificate Insurance Policy.]

     PREFERRED STOCK: As defined in Section 11.12.

     [PREMIUM AMOUNT: As to any Distribution Date, the product of the Premium Percentage and the aggregate Certificate Principal Balance after giving effect to distributions to be made on such Distribution Date.]

     [PREMIUM PERCENTAGE: As defined in the Insurance Agreement.]

     PRINCIPAL BALANCE: As to any Mortgage Loan (other than a Liquidated Mortgage Loan) and date, the related Cut-Off Date Principal Balance, minus the sum of (x) all collections credited against the principal balance of such Mortgage Loan in accordance with the terms of the related Mortgage Note and (y) any related Charge Off Amounts credited against the principal balance of such Mortgage Loan prior to such date. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan immediately prior to the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter.

     PRINCIPAL CARRY FORWARD AMOUNT: As to the Class A or Class M Certificates and any Distribution Date, the amount, if any, by which (i) the amounts payable to such Class pursuant to Section 5.01(a)(v) and (vi) (with respect to the Class A Certificates) or pursuant to Section 5.01(a)(viii) and (ix) (with respect to the Class M Certificates), as applicable, as of the preceding Distribution Date exceeded (ii) the amount of the actual distributions made to such Class on such prior Distribution Date pursuant to Section 5.01(a)(v) and (vi) (with respect to the Class A Certificates) or pursuant to Section 5.01(a)(viii) and (ix) (with respect to the Class M Certificates), as applicable.

     PRINCIPAL COLLECTIONS: As to any Distribution Date, the sum, without duplication, of:

          (i) the principal portion of all scheduled monthly payments on the Mortgage Loans received by the Master Servicer during the related Collection Period;

          (ii) the principal portion of the Purchase Price for any Mortgage Loan repurchased from the Trust pursuant to the terms of this Agreement during the related Collection Period;

          (iii) the principal portion of all Substitution Adjustment Amounts with respect to the related Collection Period;

          (iv) all Net Liquidation Proceeds (excluding Foreclosure Profits and Recovered Charge Off Amounts) actually received by the Master Servicer during the related Collection Period (to the extent such Net Liquidation Proceeds relate to principal); and

          (v) the principal portion of all other unscheduled collections on the Mortgage Loans received by the Master Servicer during the related Collection Period (including, without limitation, full and partial prepayments of principal made by the Mortgagors), to the extent not previously distributed.

          PRINCIPAL DISTRIBUTION AMOUNT: As to any Distribution Date, (i) the Principal Collections minus (ii) for Distribution Dates occurring on and after the Stepdown Date and for which a Trigger Event is not in effect, the Overcollateralization Release Amount, if any.

          PRINCIPAL REDUCTION AMOUNT: As to any Distribution Date, an amount equal to (i) the excess of (x) the Pool Balance as of the first day of the Collection Period over (y) the Pool Balance as of the last day of the Collection Period minus (ii) for Distribution Dates occurring on and after the Stepdown Date and for which a Trigger Event is not in effect, the Overcollateralization Release Amount, if any.

          PRIVATE HOLDER: Each beneficial owner of a right to receive any payments (including payments denominated as interest or principal) in respect of any direct or indirect interest in the Trust, including any financial instrument or contract the value of which is determined in whole or part by reference to the Trust (including the Trust's assets, income of the Trust or distributions made by the Trust), excluding any interest in the Trust represented by any Class A Certificates, Class M Certificates or any other interest as to which the Trustee has received an Opinion of Counsel to the effect that such Class A Certificates, Class M Certificates or other interest will be treated as debt or otherwise not as an equity interest in either the Trust or the Trust Estate for federal income tax purposes, in each case, provided such interest is not convertible or exchangeable into an interest in the Trust or the Trust's income or equivalent value. Any Person holding more than one interest each of which separately would cause such Person to be a Private Holder shall be treated as a single Private Holder, and each holder of an interest in a Private Holder which is a partnership, an S corporation or a grantor trust under the Code (each, a "flow-through entity") shall be treated as a Private Holder unless, based on an Opinion of Counsel, such holder of an interest in the flow-through entity would not be a "partner" for purposes of United States Treasury Regulations Section 1.7704-1(h)(3).

          PURCHASE PRICE: As to any Mortgage Loan purchased from the Trust on any date pursuant to Section 2.02, 2.04 or 3.01 an amount equal to the sum of (i) the Principal Balance thereof plus any related Charge Off Amount as of the end of the related Collection Period preceding the date of repurchase, and (ii) accrued and unpaid interest to the end of such Collection Period computed on a daily basis at the Net Loan Rate on the Principal Balance outstanding from time to time.

          RATING AGENCIES: Moody's, Standard & Poor's and Fitch. If such agency or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical credit rating agency, or other comparable Person, designated by the Depositor [and acceptable to the Certificate Insurer], notice of which designation shall be given to the Trustee. References herein to the highest short term unsecured rating category of a Rating Agency shall mean "P-1" or better in the case of Moody's, "A-1+" or better in the case of Standard & Poor's and "F1" in the case of Fitch and in the case of any other Rating Agency shall mean such equivalent ratings. References herein to the highest long-term rating category of a Rating Agency shall mean "AAA" in the case of Fitch and Standard & Poor's and "Aaa" in the case of Moody's and in the case of any other Rating Agency, such equivalent rating.

          Record Date: The last day preceding the related Distribution Date; PROVIDED, HOWEVER, that following the date on which Definitive Certificates are available pursuant to Section 6.02(f), the Record Date shall be the last day of the month preceding the month in which the related Distribution Date occurs.

          RECOVERED CHARGE OFF AMOUNT: As to any Mortgage Loan that became a Liquidated Mortgage Loan in a Collection Period, the amount, if any, by which (i) its Net Liquidation Proceeds that are allocable to principal in accordance with the related Mortgage Note exceeds (ii) its Principal Balance immediately prior to foreclosure up to an amount of all related Charge Off Amounts, but in no event less than zero.

          [REIMBURSEMENT AMOUNT: As of any Distribution Date, the sum of (x)(i) Insured Payments previously received by the Trustee and not previously re-paid to the Certificate Insurer pursuant to Section 5.01(a)(x) plus (ii) interest accrued on such Insured Payment not previously repaid, calculated at the Late Payment Rate from the date the Trustee received such Insured Payment and (y)(i) the amount of any Premium Amount not paid on the date due plus (ii) interest on such amount at the Late Payment Rate from the date such premium was due.]

          RELATED DOCUMENTS: As such term is defined Section 2.01.

          REO: A Mortgaged Property that is acquired by the Trust in a foreclosure or by grant of deed in lieu of foreclosure.

          REQUIRED EXCESS CASHFLOW: As to any Distribution Date, means 2.5%, DIVIDED BY 12, multiplied by the Pool Balance as of the first day of the related Collection Period.

          RESPONSIBLE OFFICER: When used with respect to the Trustee, any officer at the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Agreement, and any officer of the Trustee to whom matters under this Agreement may be referred.

          SAIF: The Savings Association Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or if at any time after the execution of this instrument the Savings Association Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

          SELLERS: [                  ].

          SERVICER: As to each Mortgage Loan, the related Seller that sold such Mortgage Loan to the Depositor pursuant to the Mortgage Loan Purchase Agreement.

          SERVICING CERTIFICATE: A certificate completed by and executed on behalf of the Master Servicer in accordance with Section 3.18.

          SERVICING FEE: The fee payable to the Master Servicer pursuant to
     Section 3.09, equal to 1/12th of the Servicing Fee Rate for each Mortgage Loan in the Mortgage Loan Schedule MULTIPLIED BY the outstanding Principal Balance of such Mortgage Loan as of the first day of the related Collection Period.

          SERVICING FEE RATE: A rate equal to 0.50% per annum.

          SERVICING OFFICER: Any officer of the Master Servicer or other individual designated by an officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished to the Trustee [(with a copy to the Certificate Insurer)] on the Closing Date by the Master Servicer, as such list may be amended from time to time.

          60 DAY DELINQUENCY PERCENTAGE: As to any Collection Period, (a) the aggregate of the Principal Balances of all Mortgage Loans that are 60 or more days contractually delinquent, in bankruptcy, in foreclosure and REO, over (b) the Pool Balance as of the end of such Collection Period.

          60 DAY+ ROLLING AVERAGE: As to any Distribution Date, the average of the 60 Day Delinquency Percentage for each of the three (3) immediately preceding Collection Periods.

          [SKIP-A-PAY ADVANCE: FOR ANY COLLECTION PERIOD, MEANS THE POSITIVE RESULT, IF ANY, OF THE REQUIRED EXCESS CASHFLOW ON THE RELATED DISTRIBUTION DATE, MINUS THE MONTHLY EXCESS CASHFLOW ON THE RELATED DISTRIBUTION DATE. FOR THE AVOIDANCE OF DOUBT, IF THE RESULT OF THE FOREGOING CALCULATION IS NOT A POSITIVE NUMBER, THE SKIP-A-PAY ADVANCE FOR THE RELATED COLLECTION PERIOD SHALL BE ZERO.

          SKIP-A-PAY REIMBURSEMENT AMOUNT: AS OF ANY DISTRIBUTION DATE MEANS, THE POSITIVE RESULT, IF ANY, OF THE MONTHLY EXCESS CASHFLOW ON SUCH DISTRIBUTION DATE, MINUS THE REQUIRED EXCESS CASHFLOW ON SUCH DISTRIBUTION DATE. DO THESE APPLY TO THE MORTGAGE SERVICES PROGRAM?]

          STANDARD & POOR'S: Standard & Poor's, a division of the McGraw-Hill Companies, Inc., or its successor in interest.

          STATISTICAL CUT-OFF DATE: The close of business on [           ].

          STEPDOWN DATE: The later to occur of:

          (ii)   the earlier to occur of (x) the Distribution Date in [        ]
     and (y) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A and Class M Certificates has been reduced to zero, and

          (iii) the first Distribution Date on which the Pool Balance has been reduced to [ ]% of the Cut-Off Date Pool Balance.

     STEPPED UP ENHANCEMENT LEVEL: As to any Distribution Date, two (2) times the amount of the 60 Day+ Rolling Average.

     SUBSEQUENT CUT-OFF DATE: As to each Eligible Substitute Mortgage Loan, the close of business on the day designated as the "Subsequent Cut-Off Date" with respect to the Eligible Substitute Mortgage Loan.

     SUBSTITUTION ADJUSTMENT AMOUNT: As to any Defective Mortgage Loan or any Mortgage Loan for which the Master Servicer elects to substitute pursuant to
Section 2.02(b) and the date on which a substitution thereof occurs pursuant to Sections 2.02 or 2.04, the sum of:

          (i) the excess, if any, of (a) the Principal Balance of such Defective Mortgage Loan or such elected Mortgage Loan PLUS any related Charge Off Amount as of the end of the related Collection Period preceding the date of substitution (after the application of any principal payments received on such Defective Mortgage Loan or such elected Mortgage Loan on or before the date of the substitution of the applicable Eligible Substitute Mortgage Loan or Loans) over (b) the aggregate Principal Balance of the applicable Eligible Substitute Mortgage Loan or Loans, PLUS

          (ii) accrued and unpaid interest to the end of such Collection Period computed on a daily basis at the Net Loan Rate on the Principal Balance of such Defective Mortgage Loan or such elected Mortgage Loan outstanding from time to time.

     SUPPLEMENTAL INTEREST AMOUNT: The Class A Supplemental Interest Amount or Class M Supplemental Interest Amount, as applicable.

     TARGETED OVERCOLLATERALIZATION AMOUNT: As to any Distribution Date, (x) prior to the Stepdown Date, [ ]% of the Cut-Off Date Pool Balance, and (y) on and after the Stepdown Date and assuming a Trigger Event is not in effect, the lesser of (i) [ ]% of the Cut-Off Date Pool Balance and (ii) the greater of (A) [ ]% of the Pool Balance as of the last day of the related Collection Period
and (B) $[        ]. If a Trigger Event is in effect on and after the Stepdown
Date, the Targeted Overcollateralization Amount shall be equal to the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

     TRANSFER: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

     TRANSFER AGREEMENT: The transfer agreement dated as of [             ],
between the Trustee and each Seller pursuant to which the Sellers will assign to the Trust all of their right, title and interest in and on the Transferred Assets not otherwise transferred pursuant to the Mortgage Loan Purchase Agreement.

     TRANSFER DATE: As to any Mortgage Loan transferred to or retransferred from the Trust hereunder, the date on which such transfer or retransfer is made under the terms hereof, which date shall be (i) in the case of the Mortgage Loans originally listed on the Mortgage Loan Schedule, the Closing Date, and (ii) in the case of any Eligible Substitute Mortgage Loan, the date on which such Eligible Substitute Mortgage Loan is conveyed to the Trust under the terms hereof.

     TRANSFERRED ASSETS: All aspects, rights, title or interests of, in, to or under the Mortgage Loans that are not otherwise conveyed hereunder pursuant to
Section 2.01, including, without limitation, all agreements, instruments and other documents evidencing or governing the Mortgagor's obligations under the Mortgage Loans or otherwise related thereto or establishing or setting forth the terms and conditions thereof, and any amendments or modifications thereto, and all property and collateral securing the borrowers obligations thereunder.

     TRIGGER EVENT: Any Distribution Date on which the 60 Day+ Rolling Average equals or exceeds [ ]% of the Enhancement Percentage; provided a Trigger Event shall not be in effect if the Enhancement Percentage exceeds the Stepped Up Enhancement Level.

     TRUST: The trust created by this Agreement and designated "Household Mortgage Loan Trust 200[ ]-[ ]", the corpus of which consists of the Trust Fund.

     TRUST FUND: Consists of the Mortgage Loans, such assets as shall from time to time be identified as deposited in the Collection Account (exclusive of net earnings thereon), the Mortgage Notes and other Mortgage File documents for the Mortgage Loans, any property that secured a Mortgage Loan and that has become REO, the interest of the Depositor in certain hazard insurance policies maintained by the Mortgagors or the Master Servicer in respect of the Mortgage Loans, the Collection Account, the proceeds of each of the foregoing and one share of Preferred Stock of the Depositor.

     TRUSTEE: [_____________________________], a national banking association, or any successor Trustee appointed in accordance with this Agreement that has accepted such appointment in accordance with this Agreement.

     UCC: The Uniform Commercial Code, as in effect from time to time in any specified jurisdiction.

     WIDELY-HELD CERTIFICATION: A certification delivered to the Trustee by the underwriters of the Class A and Class M Certificates to the effect that one or more Classes of Class A and/or Class M Certificates will be owned on such date by 100 or more investors independent of the Sellers, the Trust, the Depositor, and each other.

     Section 1.02. INTEREST CALCULATIONS. All calculations of interest hereunder that are made in respect of the Principal Balance of a Mortgage Loan shall be made based on the number of days elapsed between the date that interest was last paid on such Mortgage Loan and the date of receipt of the related Mortgagor's most current payment. All calculations of interest on the Class A and Class M Certificates shall be made on the basis of a 360-day year and the actual number of days in the related Accrual Period.

     Section 1.03. USAGE OF TERMS. As to all terms in this Agreement the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography, optical imaging, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation." The term "related Collection Period" as used herein with respect to any Distribution Date shall mean the Collection Period immediately preceding such Distribution Date and the term "preceding Collection Period" as used herein with respect to any Distribution Date shall mean the Collection Period preceding the related Collection Period for such Distribution Date.

                                   ARTICLE II

     Conveyance of Mortgage Loans; Original Issuance of Certificates; Tax Treatment

     Section 2.01. ACKNOWLEDGMENT; CONVEYANCE OF MORTGAGE LOANS; CUSTODY OF MORTGAGE FILES.

          (a) The Depositor, concurrently with the execution and delivery of this Agreement, does hereby irrevocably transfer, assign, sell, set over and otherwise convey to the Trustee for the benefit of the Certificateholders without recourse (subject to Sections 2.02 and 2.04) (i) all of its right, title and interest in and to the unpaid principal balance of each Mortgage Loan and each Eligible Substitute Mortgage Loan, including all Interest Collections and Principal Collections in respect of any such Mortgage Loan received after the Cut-Off Date with respect to each Initial Mortgage Loan and after the Subsequent Cut-Off Date with respect to each Eligible Substitute Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement; (ii) property which secured such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure;
(iii) its interest in any insurance policies in respect of the Mortgage Loans;
(iv) all proceeds of any of the foregoing; and (v) one share of the Depositor's Preferred Stock. [In addition, on or prior to the Closing Date, the Depositor shall cause the Certificate Insurer to deliver the Certificate Insurance Policy to the Trustee.]

          (b) The Depositor agrees to take, or to cause to be taken, such actions and to execute such documents (including without limitation the filing of all necessary continuation statements for the UCC-1 financing statement filed in the State of Illinois and the State of Delaware, as applicable (which shall have been filed as promptly as practicable, but in no event later than 10 days following the effective date of this Agreement), describing the Mortgage Loans and naming the Depositor as seller and the Trustee as buyer, and any amendments or other filings to the UCC-1 financing statement required to reflect a change in the applicable UCC, or a change of the name or corporate structure of the Depositor, or the filing of any additional UCC-1 financing statement due to any change in the jurisdiction of formation of the Depositor) as are necessary to perfect and protect the Certificateholders' interests in the Trust created hereunder, including each Mortgage Loan and the proceeds thereof (other than delivering to the Trustee possession of the Mortgage Files, which possession will, subject to the terms hereof, be maintained by the Servicers on behalf of the Master Servicer as custodian and bailee for the Trustee). The parties hereto intend that the transactions set forth herein constitute a sale and not a pledge by the Depositor to the Trust of all the Depositor's right, title and interest in and to the Mortgage Loans and other Trust property as and to the extent described above. In the event the transactions set forth herein are characterized as a pledge and not a sale, the Depositor hereby grants to the Trustee a security interest in all of the Depositor's right, title and interest in, to and under the Mortgage Loans and such other Trust property, to secure all of the Depositor's obligations hereunder, and this Agreement shall constitute a security agreement under applicable law. With respect to the Mortgage Loans sold by each Seller to the Depositor, the Master Servicer shall cause such Seller to file as promptly as practicable, but in no event later than ten days following the effective date of this Agreement, in the appropriate public filing office or offices UCC-1 financing statements and continuation statements describing such Mortgage Loans and naming such Seller as seller and the Depositor as buyer, to file appropriate continuation statements thereto, to file amendments thereto in the case of a change in the applicable UCC, name change or change in corporate structure and to file appropriate additional UCC-1 financing statements, if any, if such Seller changes its jurisdiction of incorporation.

          (c) In connection with such transfer and assignment by the Depositor and the Master Servicer, acting through the Servicers, the Trustee and the Master Servicer hereby acknowledge that the Servicers are holding, with respect to the Mortgage Loans transferred on the Closing Date, and will hold, with respect to each Eligible Substitute Mortgage Loan, on and from the applicable Transfer Date, as custodian and bailee for the Trustee, the following documents or instruments with respect to each such Mortgage Loan (the "Related Documents"):

               (i) the original Mortgage Note with all intervening endorsements showing a complete chain of title from the originator of such Mortgage Loan to the Seller or a copy of such original Mortgage Note with an accompanying lost note affidavit;

               (ii) the original Mortgage, with evidence of recording thereon, provided that if the original Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Seller by such recording office, the Seller may hold a copy of such original Mortgage; and

               (iii) originals of any amendments to the Mortgage Note or Mortgage, any modification or assumption agreements and any previous assignments of such Mortgage Loan;

               (iv) provided, however, that as to any Mortgage Loan, if, as evidenced by an Opinion of Counsel delivered to and in form and substance satisfactory to the Trustee, (x) an optical image or other electronic representation of the related documents specified in clauses (i) through
     (iii) above are enforceable in the relevant jurisdictions to the same extent as the original of such document and (y) such optical image or other representation does not impair the ability of an owner of such Mortgage Loan to transfer its interest in such Mortgage Loan, such optical image or other representation may be held by the Master Servicer, acting through the Servicers, as custodian and bailee for the Trustee, in lieu of the physical documents specified above.

          (d) Except as hereinafter provided, the Master Servicer, acting through the Servicers, shall be entitled to maintain possession of all of the foregoing documents and instruments, shall not be required to deliver any of them to the Trustee and shall not be required to record an assignment of Mortgage in favor of the Trustee with respect to any Mortgage Loan. In the event, however, that possession of any of such documents or instruments is required by any Person (including the Trustee) acting as successor master servicer pursuant to Section 7.04 or 8.02 in order to carry out the duties of Master Servicer hereunder, then such successor shall be entitled to request delivery, at the expense of the Master Servicer, of such documents or instruments by the Master Servicer and to retain such documents or instruments for servicing purposes; provided that the Trustee or such servicers shall maintain such documents at such offices as may be required by any regulatory body having jurisdiction over such Mortgage Loans.

          (e) The Master Servicer's right to maintain possession, directly or through the Servicers, of the documents enumerated above shall continue so long as (i) at least two of Moody's, Standard & Poor's and Fitch assign a long-term senior unsecured debt rating to HFC of at least "Baa3", in the case of Moody's, "BBB", in the case of Fitch, and "BBB-", in the case of Standard & Poor's, or such lower ratings as shall be acceptable to the Rating Agencies in order to maintain their current ratings of the Class A and Class M Certificates, and (ii) each of the Servicers remains an Affiliate of HFC. At such time as either of the conditions specified in the preceding sentence is not satisfied, as promptly as practicable, but in no event more than 90 days thereafter in the case of clause
(i) below and 60 days in the case of clause (ii) below, the Master Servicer shall cause each Servicer, at such Servicer's expense or, at the Master Servicer's discretion, the Master Servicer's expense, to (i) either (x) record an assignment of Mortgage in favor of the Trustee (which may be a blanket assignment if permitted by applicable law) with respect to each of the Mortgage Loans being serviced by such Servicer in the appropriate real property or other records or (y) deliver to the Trustee the assignment of such Mortgage in favor of the Trustee in form for recordation, together with an Opinion of Counsel addressed to the Trustee to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan, which Opinion of Counsel also shall be reasonably acceptable to each of the Rating Agencies [and the Certificate Insurer] (as evidenced in writing), and (ii) unless an Opinion of Counsel, reasonably acceptable to the Trustee and the Rating Agencies [and the Certificate Insurer] (as evidenced in writing), is delivered to the Trustee to the effect that delivery of the Mortgage Files is not necessary to protect the Trustee's right, title and interest in and to the related Mortgage Loans or to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loans, deliver the related Mortgage Files to the Trustee to be held by the Trustee in trust, upon the terms herein set forth, for the use and benefit of all present and future Certificateholders, and the Trustee shall retain possession thereof except to the extent the Master Servicer or Servicers require any Mortgage Files for normal servicing as contemplated by Section 3.08. The Master Servicer shall cause the Servicers to appoint the Trustee their attorney-in-fact to prepare, execute and record any assignments of Mortgages required under this Section 2.01 in the event that the Servicers or the Master Servicer should fail to do so on a timely basis.

          (f) Within 90 days following delivery, if any, of the Mortgage Files to the Trustee pursuant to the preceding subsection, the Trustee shall review each such Mortgage File to ascertain that all required documents set forth in this Section 2.01 have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, and in so doing the Trustee may rely on the purported due execution and genuineness of any signature thereon. If within such 90-day period the Trustee finds any document constituting a part of a Mortgage File not to have been executed or received or to be unrelated to the Mortgage Loans identified in said Mortgage Loan Schedule or, if in the course of its review, the Trustee determines that such Mortgage File is otherwise defective in any material respect, the Trustee shall promptly upon the conclusion of its review notify the Depositor and the Master Servicer, and the Depositor and the Master Servicer shall have a period of 90 days after such notice within which to correct or cure any such defect; provided, however, that if such defect shall not have been corrected or cured within such 90-day period due to the failure of the related office of real property or other records to return any document constituting a part of a Mortgage

File, the Depositor or the Master Servicer shall so notify the Trustee and the period during which such defect may be corrected or cured shall be extended for one additional 90-day period.

          (g) The Trustee shall have no responsibility for reviewing any Mortgage File except as expressly provided in this Section 2.01. In reviewing any Mortgage File pursuant to this Section 2.01, the Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction, whether any Person executing any document is authorized to do so or whether any signature thereon is genuine, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be and, where applicable, that it purports to be recorded.

          (h) The Master Servicer hereby confirms to the Trustee that on or prior to the Closing Date and on or prior to the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loan, the portions of the Electronic Ledger relating to such Mortgage Loans have been or will have been clearly and unambiguously marked, and the appropriate entries have been or will have been made in its general accounting records, to indicate that such Mortgage Loans have been transferred to the Trustee and constitute part of the Trust in accordance with the terms hereof.

     Section 2.02. ACCEPTANCE BY TRUSTEE; REPURCHASE OF MORTGAGE LOANS; CONVEYANCE OF ELIGIBLE SUBSTITUTE MORTGAGE LOANS.

          (a) The Trustee hereby acknowledges receipt of all the right, title and interest of the Depositor in and to the assets described Section 2.01(a)(i) through (v), and all of the right, title and interest of the Sellers in and to the Transferred Assets pursuant to the Transfer Agreement, including but not limited to the transfer and assignment of the Mortgage Notes and the Mortgages, and declares that it holds and will hold such documents and interests and all amounts received by it in trust, upon the terms herein set forth, for the use and benefit of all present and future Certificateholders. If the time to cure any defect of which the Trustee has notified the Depositor and the Master Servicer following the Trustee's review of the Mortgage Loan Files pursuant to
Section 2.01 has expired or if any loss is suffered by the Trustee, on behalf of the Certificateholders, in respect of any Mortgage Loan as a result of (i) a defect in any document constituting a part of a Mortgage File or (ii) the related Seller's retention of such Mortgage File or an assignment of Mortgage not having been recorded, the Depositor shall, in the case of a defect in such document, or the Master Servicer shall, in the case of a loss resulting from such Seller's retention of a Mortgage File or assignment of Mortgage not having been recorded, on the Business Day next preceding the Distribution Date in the month following the end of the Collection Period in which the time to cure such defect expired or such loss occurred, either (i) repurchase the related Mortgage Loan (a "Defective Mortgage Loan") (including any property acquired in respect thereof and any insurance policy or insurance proceeds with respect thereto) from the Trust at a price equal to the Purchase Price which shall be accomplished by deposit by the Depositor or the Master Servicer, as applicable, in the Collection Account pursuant to Section 3.02 on such next preceding Business Day, or (ii) remove such Defective

Mortgage Loan from the Trust and substitute in its place an Eligible Substitute Mortgage Loan or Loans.

          (b) The Master Servicer, in its sole discretion, shall have the right, but not the obligation, to elect (by written notice sent to the Trustee) to substitute in the place of any Mortgage Loan an Eligible Substitute Mortgage Loan or Loans; provided that the aggregate of all substitutions pursuant to this Section shall not exceed 30% of the Cut-Off Date Pool Balance.

          (c)  As to any Eligible Substitute Mortgage Loan or Loans, the
Master Servicer shall cause the related Seller to deliver to the Trustee with respect to such Eligible Substitute Mortgage Loan or Loans an acknowledgment that the related Seller is holding as custodian for the Trustee such documents and agreements, if any, as are permitted to be held by the related Seller in accordance with Section 2.01. An assignment of the Mortgage in favor of the Trustee with respect to such Eligible Substitute Mortgage Loan or Loans shall be required to be recorded in the appropriate real property or other records or delivered to the Trustee with the Opinion of Counsel referred to in Section 2.01 under the same circumstances that all other assignments of Mortgage are required to be recorded hereunder. For any Collection Period during which the Depositor or the Master Servicer substitutes one or more Eligible Substitute Mortgage Loans, the Master Servicer shall determine the Substitution Adjustment Amount. The Depositor or the Master Servicer, as applicable, shall deposit the Substitution Adjustment Amount in the Collection Account no later than the Business Day next preceding the Distribution Date in the month following the end of the Collection Period in which such substitution occurs. The Master Servicer shall amend the Mortgage Loan Schedule to reflect the removal of the Defective Mortgage Loan or Mortgage Loan for which the Master Servicer has made a substitution election pursuant to Section 2.02(b) from the terms of this Agreement and the substitution of the Eligible Substitute Mortgage Loan or Loans. Upon such substitution, the Eligible Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Depositor shall be deemed to have made with respect to such Eligible Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Section 2.04(b). The Trustee shall upon satisfaction of the conditions in this subsection immediately take any action requested by the Depositor, if any, to effect the reconveyance of such Defective Mortgage Loan or such Mortgage Loan for which the Master Servicer has made a substitution election so removed from the Trust to the Depositor or the Master Servicer, as applicable. The procedures applied by the Depositor or the Master Servicer in selecting each Eligible Substitute Mortgage Loan shall not be adverse to the interests of the Certificateholders and shall be comparable to the selection procedures applicable to the Mortgage Loans originally conveyed hereunder.

          (d) Upon receipt by the Trustee of (i) in the case of a repurchase, a Servicing Certificate to the effect that the Purchase Price for any such Defective Mortgage Loan or such Mortgage Loan for which the Master Servicer has made a substitution election has been so deposited in the Collection Account or
(ii) in the case of a substitution, (A) a Servicing Certificate to the effect that the Substitution Adjustment Amount, if any, has been so deposited in the Collection Account and (B) an Officer's Certificate reciting the transfer and assignment of the Eligible Substitute Mortgage Loan(s) to the Trustee and, if required at such time, that the related Mortgage File(s) for such Eligible Substitute Mortgage Loan(s) have been delivered to the Trustee and the assignment(s) of Mortgage have been recorded, the Trustee shall execute and deliver such instrument of transfer or assignment presented to it by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Depositor or the Master Servicer, as applicable, legal and beneficial ownership of such Defective Mortgage Loan or such Mortgage Loan for which the Master Servicer has made a substitution election (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto). It is understood and agreed that the obligation of the Depositor or the Master Servicer to repurchase or substitute for (to the extent permitted herein) any Defective Mortgage Loan shall constitute the sole remedy respecting such defect available to Certificateholders or the Trustee against the Depositor or the Master Servicer, and such obligation on the part of the Master Servicer shall survive any resignation or termination of the Master Servicer hereunder.

     Section 2.03. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE MASTER SERVICER. The Master Servicer represents, warrants and covenants that as of the Closing Date:

          (a) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Master Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it require such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Master Servicer;

          (b) The Master Servicer has the power and authority to make, execute, deliver and perform its obligations under this Agreement and to perform its obligations with respect to all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of its obligations under this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Master Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies (whether in a proceeding at law or in equity);

          (c) The Master Servicer is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations, as shall have been obtained or filed, as the case may be;

          (d) The execution and delivery of this Agreement and the performance of the transactions contemplated hereby by the Master Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Master Servicer or any provision of the Certificate of Incorporation or Bylaws of the Master Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Master Servicer is a party or by which the Master Servicer may be bound; and

          (e) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Master Servicer threatened, against the Master Servicer or any of its properties or with respect to this Agreement or the Certificates which in the opinion of the Master Servicer has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement.

     The representations and warranties set forth in this Section 2.03 shall survive the sale and assignment of the Mortgage Loans to the Trust. Upon discovery of a breach of any representations and warranties which materially and adversely affects the interests of the Certificateholders, the Person discovering such breach shall give prompt written notice to the other parties. Within 60 days (or such longer period as permitted by prior written consent of a Responsible Officer of the Trustee) of its discovery or its receipt of notice of such breach, the Master Servicer shall cure such breach in all material respects.

     Section 2.04. REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR REGARDING THIS AGREEMENT AND THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS.

          (a)  The Depositor represents and warrants that as of the Closing
Date:

               (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Depositor is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it require such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets or condition (financial or other) of the Depositor;

               (ii) The Depositor has the power and authority to make, execute, deliver and perform its obligations under this Agreement and to perform its obligations with respect to all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of its obligations under this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Depositor enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies (whether in a proceeding at law or in equity);

               (iii) The Depositor is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations, as shall have been obtained or filed, as the case may be;

               (iv) The execution and delivery of this Agreement and the performance of the transactions contemplated hereby by the Depositor will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Depositor or any provision of the Certificate of Incorporation or Bylaws of the Depositor, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Depositor is a party or by which the Depositor may be bound; and

               (v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Depositor threatened, against the Depositor or any of its properties or with respect to this Agreement or the Certificates which in the opinion of the Depositor has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement.

          (b) The Depositor represents and warrants with respect to each Mortgage Loan that as of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loans (or to the extent expressly stated herein as of such other time):

               (i) This Agreement and the Transfer Agreement constitute a valid transfer and assignment to the Trustee of all right, title and interest of the Depositor and the Sellers, respectively, in and to the Mortgage Loans, all monies due or to become due with respect thereto, all proceeds thereof, such funds as are from time to time deposited in the Collection Account (excluding any investment earnings thereon) and all other property specified in the definition of "Trust" as being part of the corpus of the Trust conveyed to the Trust by the Depositor;

               (ii) The information set forth in the Mortgage Loan Schedule with respect to such Mortgage Loan is true and correct in all material respects;

               (iii) Immediately prior to the transfer and assignment by the related Seller to the Depositor and the Trustee pursuant to the Mortgage Loan Purchase Agreement and the Transfer Agreement, the Mortgage Loan has not been assigned or pledged, and the related Seller has good and marketable title thereto, and the related Seller is the sole owner and holder of such Mortgage Loan free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature, and has full right and authority, under all governmental and regulatory bodies having jurisdiction over the ownership of such Mortgage Loan, to transfer and assign the same pursuant to the Mortgage Loan Purchase Agreement and the Transfer Agreement;

               (iv) Immediately prior to the transfer and assignment by the Depositor to the Trustee pursuant to this Agreement, the Mortgage Loan has not been assigned or pledged, and the Depositor has good and marketable title thereto, and the Depositor is the sole owner and holder of such Mortgage Loan free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature, and has full right and authority, under all governmental and regulatory bodies having jurisdiction over the ownership of such Mortgage Loan, to transfer and assign the same pursuant to this Agreement;

               (v) The related Mortgage is a valid and subsisting first or second lien, as set forth on the Mortgage Loan Schedule with respect to such Mortgage Loan, on the property therein described, and the related Mortgaged Property is free and clear of all encumbrances and liens having priority over the first or second lien, as applicable, of such Mortgage except for liens for (a) real estate taxes and special assessments not yet delinquent; (b) any first and, if applicable, second mortgage loan secured by such Mortgaged Property and specified on the Mortgage Loan Schedule; (c) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording that are acceptable to mortgage lending institutions generally; and (d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

               (vi) To the best knowledge of the Depositor, there is no valid offset, defense or counterclaim of any obligor under the Mortgage;

               (vii) To the best knowledge of the Depositor, there is no delinquent recording or other tax or fee or assessment lien against the related Mortgaged Property;

               (viii) To the best knowledge of the Depositor, there is no proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property, and such property is free of material damage and is in good repair;

               (ix) There are no mechanics' or similar liens or claims which have been filed for work, labor or material affecting the related Mortgaged Property which are, or may be, liens prior or equal to the lien of the related Mortgage, except (a) liens which are fully insured against by the title insurance policy referred to in clause (xiii) or (b) liens which do not materially interfere with the collection of the Mortgage Loan upon foreclosure or otherwise;

               (x) As of the Cut-Off Date for the Initial Mortgage Loans (or as of the applicable Transfer Date for any Eligible Substitute Mortgage
     Loan), no scheduled monthly payment is more than 29 days delinquent (measured on a contractual basis);

               (xi) The related Mortgage File contains each of the documents and instruments specified to be included therein (including, if applicable, an appraisal (which may be an appraisal prepared using a statistical data base));

               (xii) The related Mortgage Note and the related Mortgage at the time they were made complied in all material respects with applicable state and federal laws, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan;

               (xiii) A lender's title insurance policy or binder was issued on the date of origination of each Mortgage Loan for mortgage loans in excess of $50,000 (in excess of $75,000 in Oklahoma), and each such policy is valid and remains in full force and effect, and a title search or other assurance of title customary in the relevant jurisdiction was obtained with respect to each Mortgage Loan as to which no title insurance policy or binder was issued;

               (xiv) The related Mortgaged Property is not a mobile home or a manufactured housing unit that is not permanently attached to its foundation;

               (xv) As of the Statistical Cut-Off Date for the Initial Mortgage Loans, no more than [ ]% of such Mortgage Loans (by Pool Balance as of the Statistical Cut-Off Date) are secured by Mortgaged Properties located in one United States postal zip code;

               (xvi) As of the Statistical Cut-Off Date, the Combined Loan-to-Value Ratio for each Initial Mortgage Loan was not in excess of [ ]%;

               (xvii) No selection procedure reasonably believed by the Depositor to be adverse to the interests of the Certificateholders [or the Certificate Insurer] was utilized in selecting the Mortgage Loan;

               (xviii) The Depositor has not transferred the Mortgage Loans to the Trust with any intent to hinder, delay or defraud any of its creditors;

               (xix) Each Mortgage Note and each Mortgage is in substantially the form previously provided to the Trustee by the Depositor and each Mortgage Loan is an enforceable obligation of the related Mortgagor;

               (xx) The Depositor has not received a notice of default of any senior mortgage loan with respect to the related Mortgaged Property that has not been cured by a party other than the related Servicer;

               (xxi) The Initial Mortgage Loan does not have an original term to maturity in excess of [ ] months; and as of the Statistical Cut-Off Date for the Initial Mortgage Loans, the weighted average remaining term to maturity of the Initial Mortgage Loans on a contractual basis is approximately [ ] months.

               (xxii) The related Mortgaged Property consists of a single parcel of real property with a one-to-four unit single family residence erected thereon, or an individual condominium unit, planned unit development unit or townhouse;

               (xxiii) As of the Cut-Off Date, the average Principal Balance of
     the Initial Mortgage Loans was $[       ]; and

               (xxiv)  As of the Statistical Cut-Off Date, approximately [    ]%
     (by Pool Balance as of the Statistical Cut-Off Date) and [   ]% (by Pool
     Balance as of the

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

     Statistical Cut-Off Date) of the Initial Mortgage Loans are first and second liens, respectively.

          (c) It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive the transfer and assignment of the Mortgage Loans to the Trustee. Upon discovery by the Depositor, the Master Servicer [, the Certificate Insurer] or the Trustee of a breach of any of the representations and warranties set forth in this Section 2.04, without regard to any limitation set forth in such representation or warranty concerning the knowledge of the Depositor as to the facts stated therein, which materially and adversely affects the interests of the Certificateholders [or the Certificate Insurer] in the related Mortgage Loan, the person discovering such breach shall give prompt written notice to the other parties [, the Certificate Insurer] and each Rating Agency. Within 60 days of its discovery or its receipt of notice of such breach, or, with the prior written consent of a Responsible Officer of the Trustee, such longer period not to exceed 90 days specified in such consent, the Depositor or, as necessary, the Master Servicer shall cure such breach in all material respects. With regard to any such breach of the representations and warranties set forth in Section 2.04(b), unless, at the expiration of such 60 day or longer period, such breach has been cured in all material respects or otherwise does not exist or continue to exist, the Depositor or the Master Servicer shall, not later than the Business Day next preceding the Distribution Date in the month following the end of the Collection Period in which any such cure period expired, either (i) repurchase such Defective Mortgage Loan (including any property acquired in respect thereof and any insurance policy or insurance proceeds with respect thereto) or (ii) remove such Mortgage Loan from the Trust and substitute in its place an Eligible Substitute Mortgage Loan or Loans, in the same manner and subject to the same conditions as set forth in Section 2.02. Upon making any such repurchase or substitution the Depositor or the Master Servicer, as applicable, shall be entitled to receive an instrument of assignment or transfer from the Trustee to the same extent as set forth in Section 2.02 with respect to the repurchase or replacement of Mortgage Loans under that Section. Subject to
Section 2.04(d), it is understood and agreed that the obligation of the Depositor or the Master Servicer to purchase or substitute for any such Defective Mortgage Loan (or property acquired in respect thereof) shall constitute the sole remedy against the Depositor or the Master Servicer respecting such breach of the foregoing representations or warranties available to Certificateholders [, the Certificate Insurer] or the Trustee against the Depositor or the Master Servicer, and such obligation on the part of the Master Servicer shall survive any resignation or termination of the Master Servicer hereunder.

          (d) The Depositor and the Master Servicer, jointly and not severally, agree to indemnify and hold harmless the Trust against any and all out-of-pocket financial losses, claims, expenses, damages or liabilities to which the Trust may become subject, insofar as such out-of-pocket financial losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any representation or warranty made by the Depositor in this
Section 2.04 on which the Trust has relied, being, or alleged to be, untrue or incorrect in any material respect. This indemnity will be in addition to any liability which the Depositor or the Master Servicer may otherwise have.

          (e) Promptly after receipt by the Trust of notice of the commencement of any action or proceeding in any way relating to or arising from this Agreement, the Trustee will notify the Depositor [, the Certificate Insurer] and the Master Servicer of the commencement thereof, but the omission so to notify the party from whom indemnification is sought (the "Indemnifying Party") will not relieve the Indemnifying Party from any liability which it may have to the party seeking indemnification (the "Indemnified Party") except to the extent that the Indemnifying Party is adversely affected by the lack of notice. In case any such action is brought against the Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate in the defense (with the consent of the Indemnified Party which shall not be unreasonably withheld) of such action at the Indemnifying Party's expense.

     Section 2.05. EXECUTION AND AUTHENTICATION OF CERTIFICATES. The Trustee on behalf of the Trust shall cause to be executed, authenticated and delivered on the Closing Date to or upon the order of the Depositor, in exchange for the Mortgage Loans, concurrently with the assignment and conveyance to the Trustee of the Mortgage Loans, the Class A and Class M Certificates in authorized denominations and the Equity Certificate, together evidencing the ownership of the entire Trust.

     Section 2.06. TAX TREATMENT.

          (a) The Trust shall, and each Class A and Class M Certificateholder by acceptance of its Class A or Class M Certificate, as applicable, does hereby agree to, treat the Class A and Class M Certificates as debt for U.S. federal income tax purposes of a disregarded entity under the principles of Treas. Reg. Section301.7701-3(b). It is the intention of the parties hereto that, solely for federal, state and local income and other tax purposes, the Trust shall not be treated as an entity separate from the Depositor and that all necessary returns, reports or other forms shall be filed by the Depositor in a manner consistent with such tax characterization.

          (b) The Depositor has structured this Agreement and the Certificates with the intention that the Class A and Class M Certificates will qualify under applicable federal, state and local tax law as indebtedness, and the Equity Certificate as equity of the Trust. The Depositor, the Master Servicer, the Trustee, each Certificateholder and each Certificate Owner agree to treat and to take no action inconsistent with the treatment of the Class A and Class M Certificates (or beneficial interest therein) as indebtedness for purposes of federal, state and local income or franchise taxes or any other tax imposed on or measured by income. Each Certificateholder, by acceptance of its Certificate, and each Certificate Owner, by acquisition of a beneficial interest in a Certificate, agree to be bound by the provisions of this Section 2.6. Each Certificateholder agrees that it will cause any Certificate Owner acquiring an interest in a Class A or Class M Certificate through it to comply with this Agreement as to its treatment of the Certificate as indebtedness under applicable tax law, as described in this Section 2.6.

     Section 2.07. FEDERAL INCOME TAX ALLOCATIONS. Net income of the Trust for any month as determined for federal income tax purposes (and each item of income, gain, loss, credit and deduction entering into the computation thereof) shall be taken into account by the Depositor as the Holder of the Equity Certificate.

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

                                   ARTICLE III

                 Administration and Servicing of Mortgage Loans

     Section 3.01. THE MASTER SERVICER.

          (a) The Master Servicer shall, or shall cause the Servicers to, service and administer the Mortgage Loans in a manner consistent with the terms of this Agreement and with general industry practice and shall have full power and authority, acting alone or through the Servicers, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable, it being understood, however, that the Master Servicer shall at all times remain responsible to the Trustee and the Certificateholders for the performance of its duties and obligations hereunder in accordance with the terms hereof. Any amounts received by the related Servicer in respect of a Mortgage Loan shall be deemed to have been received by the Master Servicer whether or not actually received by it. Without limiting the generality of the foregoing, the Master Servicer shall continue, and is hereby authorized and empowered by the Trustee, to execute and deliver, on behalf of itself, the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. Upon the written request of the Master Servicer, the Depositor and the Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties hereunder. The Master Servicer in such capacity may also consent to the placing of a proposed lien senior to that of the Mortgage on the related Mortgaged Property, provided that such proposed lien is not secured by a note providing for negative amortization and:

          (x) (i) the Mortgage relating to the Mortgage Loan was in a first lien position as of the Cut-Off Date and was in a first lien position immediately prior to the placement of the proposed senior lien, and (ii) the ratio of (a) the sum of the Principal Balance of the Mortgage Loan and the principal balance of the mortgage loan to be secured by the proposed senior lien to (b) the Appraised Value of the Mortgaged Property at the time the Mortgage Loan was originated is not greater than (1) with respect to Mortgage Loans with an original CLTV of 85% or less, 85%, (2) with respect to Mortgage Loans with an original CLTV in excess of 85% and not greater than 95%, 95% and (3) with respect to Mortgage Loans with an original CLTV in excess of 95% and not greater than 115%, 115%;

          (y) (i) the Mortgage relating to the Mortgage Loan was in a first or second lien position at the time the related Mortgage Loan was conveyed to the Trust and, immediately following the placement of such proposed senior lien, such Mortgage will be in a second or, if such Mortgage was in a second lien position at the time the related Mortgage Loan was conveyed to the Trust, a third lien position and (ii) the principal balance of the mortgage loan to be secured by the proposed senior lien and the rate at which interest accrues thereon are no greater than those of the related Mortgage Loan as of the date it was first conveyed to the Trust; or

          (z) the Mortgage relating to the Mortgage Loan was in a second lien position as of the Cut-Off Date and the proposed senior lien secures a mortgage loan that refinances an existing first mortgage loan and the outstanding principal amount of such mortgage loan immediately following such refinancing and the rate at which interest accrues thereon are not greater than that of such existing first mortgage loan at the date the mortgage loan was originated.

          (b) If (i) foreclosure proceedings are commenced with respect to any Mortgage Loan with respect to which the Master Servicer has consented to the placing of a subsequent senior lien pursuant to clause (x) in Section 3.01(a), or (ii) any loss is suffered by the Trustee on behalf of the Certificateholders in respect of any Mortgage Loan as a result of (x) a failure to file on or within ten days following the effective date of this Agreement the UCC-l financing statements referred to in Section 2.01 or (y) a failure to publish on or prior to the Closing Date such notices reflecting the sale of the Mortgage Loans as are described in Section 3440.1(h) of the California Civil Code, then the Master Servicer shall repurchase or substitute for any adversely affected Mortgage Loan on the Business Day preceding the next Distribution Date following the end of the Collection Period during which such foreclosure proceedings were commenced or such losses were suffered. Such repurchase or substitution shall be accomplished in the same manner and subject to the same conditions as set forth in Section 2.02. Upon making any such repurchase or substitution the Master Servicer shall be entitled to receive an instrument of assignment or transfer from the Trustee to the same extent as set forth in Section 2.02.

          (c) Upon the request of a Mortgagor or at the Master Servicer's own initiative, the Master Servicer (or the related Servicer on behalf of the Master Servicer) may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if:

               (i) in the Master Servicer's (or such Servicer's) good faith determination such waiver, modification, postponement or indulgence will enhance recovery with respect to such Mortgage Loan; and

               (ii) the Mortgagor is in default with respect to the Mortgage Loan, or such default is, in the judgment of the Master Servicer (or such Servicer) imminent.

          (d) Subject to subparagraph (e) below, in addition to the circumstances described under Section 3.01(c), the Master Servicer (or the related Servicer on behalf of the Master Servicer) may waive, modify or vary any term of any Mortgage Loan, if the purpose of such action is to reduce the likelihood of prepayment or of default of such Mortgage Loan, to increase the likelihood of repayment or repayment upon default of such Mortgage Loan, to increase the likelihood of repayment in full of or recoveries under such Mortgage Loan, or to otherwise benefit the Certificateholders, all in the reasonable judgment of the Master Servicer.

          (e) Notwithstanding any provision in this Agreement to the contrary, the Master Servicer may not defer the scheduled monthly interest and principal payment on any Mortgage Loan that is not in default or (in the judgment of the Master Servicer (or the related Servicer on behalf of the Master Servicer)) for which default is not imminent unless (i) the Master Servicer elects to make a Skip-A-Pay Advance pursuant to subparagraph (f) below or (ii) each Rating Agency advises in writing that as a result of such deferment the then current rating of the Class A and Class M Certificates will not be withdrawn, suspended or reduced; provided, however, that the Master Servicer may not defer the scheduled monthly payment on any Mortgage Loan in reliance on clause (i) above unless the Master Servicer determines, in its good faith judgment, that such Skip-A-Pay Advance will be recoverable from future payments on the Mortgage Loans.

          (f) If during any Collection Period the Master Servicer deferred the scheduled monthly payment on any Mortgage Loan that was not in default or for which default was not imminent in reliance on clause (i) of subparagraph (e) above, no later than 12:00 noon Chicago time on each Deposit Date, the Master Servicer shall deposit into the Collection Account an amount equal to the Skip-A-Pay Advance for such Collection Period. On each Distribution Date, the Master Servicer shall be entitled to reimburse itself for all previously unreimbursed Skip-A-Pay Advances from funds on deposit in the Collection Account, before making any distributions to Certificateholders pursuant to
Section 5.01, up to an amount equal to the Skip-A-Pay Reimbursement Amount on such Distribution Date; provided, however, that the Skip-A-Pay Reimbursement Amount that the Master Servicer is entitled to receive on such Distribution Date shall be reduced by the portion of such amount, if any, that was applied to reduce the amount of funds that the Master Servicer was required to deposit or to cause to be deposited into the Collection Account on the preceding Deposit Date pursuant to Section 3.02(b).

          (g) The relationship of the Master Servicer (and of any successor to the Master Servicer as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

          (h) In the event that the rights, duties and obligations of the Master Servicer are terminated hereunder, any successor to the Master Servicer in its sole discretion may, to the extent permitted by applicable law, terminate the existing subservicer arrangements with any Servicer or assume the terminated Master Servicer's rights under such subservicing arrangements which termination or assumption will not violate the terms of such arrangements.

     Section 3.02. COLLECTION OF CERTAIN MORTGAGE LOAN PAYMENTS.

          (a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to mortgage loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with, and without limiting the generality of, the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any assumption fees or other fees that may be collected in the ordinary course of servicing the Mortgage Loans, (ii) arrange with a Mortgagor a schedule for the payment of delinquent amounts, so long as such arrangement is consistent with the Master Servicer's policies with respect to the mortgage loans it owns or services,
(iii) sell the Mortgage Loan at its fair market value to a third party for collection activity or (iv) treat a Mortgage Loan as current if the Mortgagor has made one scheduled payment (which, for the purposes of this Section 3.02(a)(iii) only, is in accordance

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

with the Master Servicer's customary servicing practices and may be less than 100% of the scheduled payment) to cure the delinquency status of such Mortgage Loan.

          (b)  The Master Servicer shall establish and maintain with the Trustee
a separate trust account (the "Collection Account") titled "[     ], as Trustee,
in trust for the registered holders of [       ] Mortgage Loan Asset Backed
Certificates, Series 200[ ]-[ ]". In the event that a successor Trustee is appointed as provided in Section 9.07, a new Collection Account shall be promptly established at and maintained by such successor Trustee, and the title of the new Collection Account shall be "[Successor Trustee], as Trustee, in trust for the registered holders of [ ] Mortgage Loan Asset Backed Certificates, Series 200[ ]-[ ]", and any amounts in the old Collection Account shall be transferred to the new Collection Account. The Collection Account shall be an Eligible Account. No later than 12:00 noon Chicago time on each Deposit Date (or, if a Deposit Event has occurred and the Master Servicer has not provided credit enhancement acceptable to each of the Rating Agencies, within two (2) Business Days following receipt thereof), the Master Servicer shall deposit or cause to be deposited into the Collection Account the following payments and collections received or made by it with respect to the Mortgage Loans (without duplication):

               (i) Interest Collections (net of any Servicing Fee) on the Mortgage Loans;

               (ii)    Principal Collections on the Mortgage Loans;

               (iii) Insurance Proceeds (including, for this purpose, any amount required to be paid by the Master Servicer pursuant to Section 3.04 and excluding any portion thereof constituting Principal Collections); and

               (iv) amounts required to be paid by the Master Servicer in connection with the termination of the Trust pursuant to Section 10.01;

PROVIDED, HOWEVER, that so long as a Deposit Event has not occurred (unless the Master Servicer has provided credit enhancement acceptable to each of the Rating Agencies [and the Certificate Insurer]), the amount of funds that the Master Servicer is required to deposit or to cause to be deposited into the Collection Account on or before such Deposit Date shall be reduced by the Skip-A-Pay Reimbursement Amount the Master Servicer is entitled to receive on the next Distribution Date.

     The foregoing requirements respecting deposits to the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, fees (including annual fees) or late charge penalties payable by Mortgagors, prepayment penalties, or amounts received by the Master Servicer or a Servicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items for the account of the related Servicer, if any, need not be deposited in the Collection Account.

          (c) The Trustee shall hold amounts deposited in the Collection Account as trustee for the Certificateholders [and the Certificate Insurer]. In addition, the Master Servicer shall notify the Trustee in writing on each Determination Date of the amount of payments and collections to be deposited in the Collection Account with respect to the related Distribution Date.

          (d) The Master Servicer may cause the institution maintaining the Collection Account to invest any funds in the Collection Account in Permitted Investments (including obligations of the Master Servicer or of any of its affiliates, if such obligations otherwise qualify as Permitted Investments), which shall mature or otherwise be available not later than the Business Day next preceding the Distribution Date or on the Distribution Date next following the date of such investment as long as such action does not result in a withdrawal or downgrading of the then current ratings on the Class A and Class M Certificates by the Rating Agencies (except that any investment in an obligation of the institution with which the Collection Account is maintained may mature on or before 12:00 noon, Chicago time, on such Distribution Date) and shall not be sold or disposed of prior to its maturity. In the event the Trustee is at any time maintaining the Collection Account, any request by the Master Servicer to invest funds on deposit in the Collection Account shall be in writing, shall be delivered to the Trustee at or before 10:30 A.M., Chicago time, if such investment is to be made on such day, and shall certify that the requested investment is a Permitted Investment that matures at or prior to the time required hereby. Any such investment shall be registered in the name of or controlled by the Trustee as trustee hereunder or in the name of its nominee and to the extent such investments are certificated they shall be maintained in the possession or control of the Trustee in the state of its Corporate Trust Office. Except as provided above, all income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of the principal amount of any such investments shall be deposited in the Collection Account by the Master Servicer out of its own funds immediately as realized.

          (e) The Trustee is hereby authorized to execute purchases and sales of Permitted Investments as directed by the Master Servicer through the facilities of its own trading or capital markets operations. The Trustee shall send to the Master Servicer statements reflecting the monthly activity for each such purchase and sale made for the preceding month. Although the Master Servicer recognizes that it may obtain a broker confirmation or written monthly statement containing comparable information at no additional cost, the Master Servicer hereby agrees that confirmations of investments are not required to be issued by the Trustee for each month in which a monthly statement is rendered. No statement need be rendered pursuant to the provision of this subsection if no activity occurred in the account for such month.

     Section 3.03. WITHDRAWALS FROM THE COLLECTION ACCOUNT.

          (a) The Trustee shall withdraw or cause to be withdrawn funds from the Collection Account for the following purposes:

               (i) On each Distribution Date, to make distributions and payments to [the Certificate Insurer and] Certificateholders pursuant to
     Section 5.01;

               (ii) From time to time, to make investments in Permitted Investments and to pay to the Master Servicer all income and gain earned in respect of Permitted Investments or on funds deposited in the Collection Account;

               (iii) To reimburse the Depositor or the Master Servicer to the extent permitted by Section 7.03;

               (iv) To withdraw any funds deposited in the Collection Account that were not required to be deposited therein or were deposited therein in error and to pay such funds to the appropriate Person;

               (v) To pay to the party legally entitled by a final order of a court of competent jurisdiction in an insolvency proceeding an amount equal to any preference claim made with respect to amounts paid with respect to the Mortgage Loans; provided that, if any such amount is later determined not to be a preference by such court of competent jurisdiction and is returned to the Master Servicer or any Servicer, such amount shall be redeposited into the Collection Account by the Master Servicer;

               (vi) to clear and terminate the Collection Account upon the termination of this Agreement and to pay any amounts remaining therein to the Equity Certificateholder; and

               (vii) to reimburse the Master Servicer for Skip-A-Pay Advances to the extent permitted by Section 3.01(f).

          (b) If the Master Servicer deposits in the Collection Account any amount not required to be deposited therein or credited thereto or any amount in respect of payments by Mortgagors made by checks subsequently returned for insufficient funds or other reason for non-payment, it may at any time withdraw such amount from the Collection Account pursuant to Section 3.03(a)(iv), and any such amounts shall not be included in Interest Collections and Principal Collections, any provision herein to the contrary notwithstanding. Any withdrawal or debit permitted by Section 3.03(a) may be accomplished by delivering an Officer's Certificate to the Trustee which describes the purpose of such withdrawal (including, without limitation, that any such amount was deposited in the Collection Account in error or, in the case of returned checks, that such amounts were properly debited, respectively). Upon receipt of any such Officer's Certificate, the Trustee shall withdraw such amount for the account of the Master Servicer. All funds deposited by the Master Servicer in the Collection Account shall be held by the Trustee in trust for the Certificateholders, until disbursed in accordance with Section 5.01 or withdrawn or debited in accordance with this Section.

     Section 3.04. MAINTENANCE OF HAZARD INSURANCE; PROPERTY PROTECTION EXPENSES. Each Mortgage Loan requires that the borrower thereunder maintain hazard insurance naming the Master Servicer or the related Servicer as loss payee providing extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the Mortgaged Property or (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan from time to time. The Master Servicer represents and warrants that it or the applicable Seller verified the existence of such hazard insurance at the origination of the Mortgage Loan. The Master Servicer shall also maintain on property acquired upon foreclosure, or by grant of deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the Mortgaged Property or (ii) the combined unpaid principal balance owing on such Mortgage

Loan and any mortgage loans senior to such Mortgage Loans at the time of such foreclosure or grant of deed in lieu of foreclosure plus accrued interest thereon. Amounts collected by the Master Servicer under any such policies shall be deposited in the Collection Account to the extent called for by Section 3.02. In cases in which any Mortgaged Property is located in a federally designated flood area, the hazard insurance to be maintained for the related Mortgage Loan shall include flood insurance. All such flood insurance shall be in such amounts as are required under applicable guidelines of Fannie Mae. The Master Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. As to Mortgaged Properties acquired by the Master Servicer as provided herein, the Master Servicer may satisfy its obligation set forth in the first sentence of this Section 3.04 by self insuring Mortgaged Properties for which the aggregate unpaid principal balance of the related Mortgage Loans plus the outstanding balance of any mortgage loans senior to such Mortgage Loans at the time title was acquired, plus accrued interest (the "Combined Exposure"), was less than $500,000 (or such other amount as the Master Servicer may in good faith determine from time to time) and by causing hazard policies to be maintained with respect to Mortgaged Properties for which the Combined Exposure equals or exceeds the self insurance threshold established from time to time by the Master Servicer by maintaining a blanket policy consistent with prudent industry standards insuring against hazard losses on the Mortgaged Properties. Such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.04, and there shall have been a loss which would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause.

     Section 3.05. ASSUMPTION AND MODIFICATION AGREEMENTS. In any case in which a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Master Servicer shall exercise or refrain from exercising its right to accelerate the maturity of such Mortgage Loan consistent with the then-current practice of the Master Servicer and without regard to the inclusion of such Mortgage Loan in the Trust and not in the Master Servicer's portfolio. If it elects not to enforce its right to accelerate or if it is prevented from doing so by applicable law, the Master Servicer (so long as such action conforms with the Master Servicer's underwriting standards at the time for new originations) is authorized to take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, to the extent permitted by applicable law, the Mortgagor remains liable thereon. The Master Servicer shall notify the Trustee that any assumption and modification agreement has been completed by delivering to the Trustee [(with a copy to the Certificate Insurer)] an Officer's Certificate certifying that such agreement is in compliance with this Section and by forwarding to the applicable Servicer on behalf of the Depositor or the Trustee, as applicable, the original copy of such assumption and modification agreement. Any such assumption and modification agreement shall, for all purposes, be considered a part of the related Mortgage File to the same extent as all other documents and instruments constituting a part thereof. No change in the terms of the related Mortgage Note may be made by the Master Servicer in connection with any such assumption to the extent that such change would not be permitted to be made in respect of the

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original Mortgage Note pursuant to Section 3.01 unless the conditions specified in Section 3.01 are satisfied. Any fee collected by the Master Servicer for entering into any such agreement will be retained by the Master Servicer as additional servicing compensation.

     Section 3.06. SECTION 3.06. REALIZATION UPON DEFAULTED MORTGAGE LOANS.

          (a) The Master Servicer (or the Master Servicer together with the related Seller as called for by the Mortgage Loan Purchase Agreement) shall foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default when, in the opinion of the Master Servicer based upon the practices and procedures referred to in the following sentence, no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.02; provided that if the Master Servicer has actual knowledge or reasonably believes that any Mortgaged Property is affected by hazardous or toxic wastes or substances and that the acquisition of such Mortgaged Property would not be commercially reasonable, then the Master Servicer will not cause the Trust to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. In connection with such foreclosure or other conversion, the Master Servicer shall follow such practices (including, in the case of any default on a related senior mortgage loan, the advancing of funds to correct such default) and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities. The foregoing is subject to the proviso that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the correction of any default on a related senior mortgage loan or restoration of any property unless it shall determine that such expenditure will increase Net Liquidation Proceeds. The Master Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds to pay Liquidation Expenses before any Net Liquidation Proceeds are deposited in the Collection Account.

          (b) In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall (i) so long as at least two of Moody's, Standard & Poor's and Fitch assign a long-term unsecured debt rating to the Master Servicer of at least "Baa3", in the case of Moody's, "BBB", in the case of Fitch, and "BBB-" in the case of Standard & Poor's, be issued in the name of the related Servicer or (ii) if the rating requirements in clause (i) are not satisfied, be issued to the Trustee, or to its nominee on behalf of Certificateholders.

     Section 3.07. [RESERVED].

     Section 3.08. TRUSTEE TO COOPERATE.

          (a) Upon any payment in full of the Principal Balance of any Mortgage Loan, the Master Servicer is authorized to execute, pursuant to the authorization contained in Section 3.01, if the assignments of Mortgage have been recorded as required hereunder, an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the Master Servicer if required by applicable law and be delivered to the Person entitled thereto. It is understood and agreed that no expenses incurred in connection with such instrument of satisfaction or transfer shall be reimbursed from amounts deposited in the Collection Account. If the Trustee is holding the Mortgage Files, from time to time and as appropriate for the servicing

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

or foreclosure of any Mortgage Loan, the Trustee shall, upon request of the Master Servicer and delivery to the Trustee of a trust receipt signed by a Servicing Officer, release the related Mortgage File to the Master Servicer, and the Trustee shall execute such documents as shall be necessary to the prosecution of any such proceedings or the taking of other servicing actions. Such trust receipt shall obligate the Master Servicer to return the Mortgage File to the Trustee when the need therefor by the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of an Officer's Certificate of the Master Servicer, the trust receipt shall be released by the Trustee to the Master Servicer.

          (b) In order to facilitate the foreclosure of the Mortgage securing any Mortgage Loan that is in default following recordation of the assignments of Mortgage in accordance with the provisions hereof, the Trustee shall, if the Master Servicer so requests in writing and supplies the Trustee with appropriate forms therefor, assign such Mortgage Loan for the purpose of collection to the Master Servicer or to the related Servicer (any such assignment shall unambiguously indicate that the assignment is for the purpose of collection only), and, upon such assignment, such assignee for collection will thereupon bring all required actions in its own name and otherwise enforce the terms of the Mortgage Loan and deposit or credit the Net Liquidation Proceeds received with respect thereto in the Collection Account. In the event that all delinquent payments due under any such Mortgage Loan are paid by the Mortgagor and any other defaults are cured then the assignee for collection shall promptly reassign such Mortgage Loan to the Trustee and return it to the place where the related Mortgage File was being maintained.

     Section 3.09. SERVICING COMPENSATION; PAYMENT OF CERTAIN EXPENSES BY MASTER SERVICER. The Master Servicer shall be entitled to receive the Servicing Fee as compensation for its services in connection with servicing the Mortgage Loans. The Servicing Fee for each Collection Period shall be paid to the Master Servicer out of Interest Collections prior to their deposit in the Collection Account and shall not be the responsibility or liability of the Trust, the Trustee or the Class A or Class M Certificateholders. Additional servicing compensation in the form of late payment charges or other receipts not required to be deposited in the Collection Account shall be retained by the Master Servicer. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of Trustee fees and all other fees and expenses not expressly stated hereunder to be for the account of the Certificateholders) and shall not be entitled to reimbursement therefor except as specifically provided herein.

     Section 3.10. ANNUAL STATEMENT AS TO COMPLIANCE.

          (a) The Master Servicer will deliver to the Trustee and a copy to each of the Rating Agencies [and the Certificate Insurer], on or before March 31 of each year, beginning March 31, 200[ ], an Officer's Certificate stating that
(i) a review of the activities of the Master Servicer during the preceding calendar year (or in the case of the Officer's Certificate delivered in 200[ ], from the Closing Date) and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its material obligations under this Agreement throughout such year (or in the case of the Officer's Certificate delivered in 200[ ], from the Closing Date), or, if there has been a default in the fulfillment of any such obligation, specifying

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each such default known to such officer and the nature and status thereof.
Copies of such Officer's Certificate shall be provided by the Master Servicer to any Certificateholder upon written request at the Master Servicer's expense.

          (b) The Master Servicer shall deliver to the Trustee and a copy to each of the Rating Agencies [and the Certificate Insurer], promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice by means of an Officer's Certificate of any event which with the giving of notice or the lapse of time or both, would become a Master Servicer Termination Event.

     Section 3.11. ANNUAL SERVICING REPORT. On or before March 31 of each year, beginning March 31, 200[ ], the Master Servicer at its expense shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer) to furnish a report to the Trustee and a copy to each of the Rating Agencies [and the Certificate Insurer] to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans by the Master Servicer during the most recent calendar year (or in the case of the report delivered in 200[ ], from the Closing Date) then ended under pooling and servicing agreements (including this Agreement) substantially similar to this Agreement and that such examination, which has been conducted substantially in compliance with the audit guide for audits of non-supervised mortgagees approved by the Department of Housing and Urban Development for use by independent public accountants (to the extent that the procedures in such audit guide are applicable to the servicing obligations set forth in such agreements), has disclosed no items of noncompliance with the provisions of this Agreement which, in the opinion of such firm, are material, except for such items of noncompliance as shall be set forth in such report.

     Section 3.12. ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE MORTGAGE LOANS.

          (a) The Master Servicer and the Servicers shall provide to the Trustee, [the Certificate Insurer,] Class A or Class M Certificateholders that are federally insured savings and loan associations, the Office of Thrift Supervision, the successor to the Federal Home Loan Bank Board, the FDIC and the supervisory agents and examiners of the Office of Thrift Supervision access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision and the FDIC (acting as operator of the SAIF or the BIF), such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer or the Servicers. Nothing in this Section shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors, and the failure of the Master Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

          (b) No later than the Determination Date preceding the related Distribution Date, the Master Servicer shall supply information in such form as the Trustee shall reasonably request to the Trustee and the Paying Agent as is required in the Trustee's reasonable judgment to enable the Paying Agent or the Trustee, as the case may be, to make the required distributions and to furnish the required reports to Certificateholders on such Distribution Date.

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

     Section 3.13. MAINTENANCE OF CERTAIN SERVICING INSURANCE POLICIES. The Master Servicer shall during the term of its service as master servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as master servicer hereunder and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of Fannie Mae for Persons performing servicing for mortgage loans purchased by such association.

     Section 3.14. REPORTS TO THE SECURITIES AND EXCHANGE COMMISSION. The Master Servicer shall, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

     Section 3.15. [RESERVED].

     Section 3.16. INFORMATION REQUIRED BY THE INTERNAL REVENUE SERVICE GENERALLY AND REPORTS OF FORECLOSURES AND ABANDONMENTS OF MORTGAGED PROPERTY. The Master Servicer shall prepare and deliver, or cause to be prepared, mailed and filed all federal and state information reports for the Mortgage Loans when and as required by all applicable state and federal income tax laws including, to the extent applicable, returns reporting a cancellation of indebtedness as prescribed by Section 6050P of the Code. In particular, with respect to the requirement under Section 6050J of the Code, to the effect that a lender shall be required to report foreclosures and abandonments of any mortgaged property for each year beginning in 200[ ], the Master Servicer shall prepare, mail and file in a timely fashion each year as required by law information statements in accordance with the reporting requirements imposed by Section 6050J with respect to each instance occurring during the previous calendar year in which the Master Servicer or any Servicer (i) on behalf of the Trustee acquired an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan or (ii) knew or had reason to know that any Mortgaged Property has been abandoned. The information statements from the Master Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by Section 6050J of the Code.

     Section 3.17. ADDITIONAL COVENANTS OF HFC. HFC hereby agrees that:

          (a) it will maintain its books and records to clearly note the separate corporate existence of the Depositor, each Servicer and the Master Servicer;

          (b) the Depositor, the Servicers and HFC will share certain overhead expenses, although the amount the Depositor will be charged for such use will be based on actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to use;

          (c) separate financial records will be maintained to reflect the assets and liabilities of the Depositor, HFC and each Servicer, which financial records are and will be subject to audit by independent public accountants at the reasonable request of the Board of Directors of the Depositor, HFC or such Servicer, as the case may be;

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

          (d) except as permitted hereunder, there will be no commingling of the assets of the Depositor with the assets of HFC or any Servicer. All demand deposit accounts and other bank accounts of the Depositor will be maintained separately from those of HFC and the Servicers. Monetary transactions between the Depositor and HFC or any Servicer are and will continue to be properly reflected in their respective financial records;

          (e) HFC at all times will recognize, and will take all steps within its power to maintain, the corporate existence of the Depositor and Servicers as being separate and apart from its own corporate existence and will not refer to the Depositor or any Servicer as a department or division of HFC; and

          (f) Except as otherwise expressly provided herein, the Depositor and HFC will not guaranty or advance the proceeds for payment of any obligations of the Trust.

     Section 3.18. SERVICING CERTIFICATE. Not later than each Determination Date, the Master Servicer shall deliver to the Trustee, the Paying Agent [, the Certificate Insurer] and each Rating Agency a Servicing Certificate (in written form or the form of computer readable media or such other form as may be agreed to by the Trustee and the Master Servicer), together with an Officer's Certificate to the effect that such Servicing Certificate is true and correct in all material respects, stating the related Collection Period, Distribution Date, the series number of the Certificates, the date of this Agreement, and:

               (i) the Available Distribution Amount for such Distribution Date, separately stating the amount of Interest Collections and Principal Collections;

               (ii) the amount of the distributions to Holders of the Class A and Class M Certificates for such Distribution Date, separately stating the portions thereof allocable to interest and allocable to principal;

               (iii) the amount of any Interest Carry Forward Amount and Supplemental Interest Amount for each Class paid on such Distribution Date and the amount of any Interest Carry Forward Amount or Supplemental Interest Amount for each Class remaining after giving effect to the distributions on such Distribution Date;

               (iv) the amount of any Extra Principal Distribution Amount for such Distribution Date;

               (v) the Principal Distribution Amount for such Distribution Date, separately stating the components thereof;

               (vi) the amount of any Principal Carry Forward Amount for each Class paid on such Distribution Date and the amount of any Principal Carry Forward Amount for each Class remaining after giving effect to the distributions on such Distribution Date;

               (vii) the number and aggregate Principal Balance of any Mortgage Loan purchased or substituted by the Depositor or the Master Servicer with respect to the related Collection Period pursuant to Section 2.02;

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

               (viii) the number and aggregate Principal Balance of any Mortgage Loan purchased or substituted by the Depositor or the Master Servicer with respect to the related Collection Period pursuant to Section 2.04;

               (ix) the number and aggregate Principal Balance of any Mortgage Loan purchased or substituted by the Depositor or the Master Servicer with respect to the related Collection Period pursuant to Section 3.01;

               (x) the number and aggregate Principal Balance of any Mortgage Loan that the Master Servicer has consented to the placement of a senior lien during the related Collection Period pursuant to Section 3.01(a);

               (xi) the amount of any Substitution Adjustment Amounts for such Distribution Date;

               (xii) the Servicing Fee for such Collection Period and any accrued amounts thereof that remain unpaid for previous Collection Periods;

               (xiii) the amount, if any, to be distributed to the Equity Certificateholder on such Distribution Date;

               (xiv) the Overcollateralization Amount, the Interim Overcollateralization Amount, the Interim Overcollateralization Deficiency, the Overcollateralization Release Amount, the Targeted
     Overcollateralization Amount and the Monthly Excess Cashflow for such Distribution Date;

               (xv) the number of Mortgage Loans outstanding at the beginning and end of such Collection Period;

               (xvi)   the Pool Balance as of the end of such Collection Period;

               (xvii) the Certificate Principal Balance of each Class of Certificates and the Pool Factor after giving effect to the distribution on such Distribution Date;

               (xviii) the number and aggregate Principal Balances of Mortgage Loans (x) as to which the scheduled monthly payment is contractually delinquent for 30-59 days, 60-89 days and 90 or more days, respectively and
     (y) that have become REO, in each case as of the end of such Collection Period;

               (xix) the unpaid principal amount of all Mortgage Loans that became Liquidated Mortgage Loans during such Collection Period;

               (xx) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

               (xxi)   whether a Trigger Event has occurred or is continuing;

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

               (xxii) such other information as is required by the Code and regulations thereunder to be made available to Holders of the Class A and Class M Certificates;

               (xxiii) whether a Master Servicer Termination Event has occurred since the prior Determination Date, specifying each such Master Servicer Termination Event if one has occurred;

               (xxiv) the Class A Formula Rate, Class A Pass-Through Rate, Class M Formula Rate and Class M Pass-Through Rate for such Distribution Date;

               (xxv) the amount of any Skip-A-Pay Advances for the related Collection Period; and

               (xxvi) the Skip-A-Pay Reimbursement Amount for such Distribution Date.

     The Trustee shall conclusively rely upon the information contained in a Servicing Certificate for purposes of making distributions pursuant to Section 5.01, shall have no duty to inquire into such information and shall have no liability in so relying. The format and content of the Servicing Certificate may be modified by the mutual agreement of the Master Servicer and the Trustee or as may be required by the rules and regulations of the Securities and Exchange Commission. The Master Servicer shall give notice of any such change to the Rating Agencies [and the Certificate Insurer].

                                   ARTICLE IV

                       [The Certificate Insurance Policy]

     Section 4.01. THE CERTIFICATE INSURANCE POLICY. As soon as possible, and in no event later than 3:00 p.m., New York time, on the third Business Day immediately preceding each Distribution Date, the Trustee shall determine the Available Distribution Amount (net of any Insured Payments) for such Distribution Date minus the amount of any Premium Amount to be paid on such Distribution Date.

     If for any Distribution Date a Deficiency Amount exists, the Trustee shall complete a notice in the form set forth as Exhibit A to the Certificate Insurance Policy (the "Notice") and shall submit such Notice to the Fiscal Agent no later than 12:00 noon, New York time, on the second Business Day preceding such Distribution Date. The Notice shall constitute a claim for an Insured Payment pursuant to the Certificate Insurance Policy for an amount equal to the Deficiency Amount. Upon receipt of the Insured Payment, at or prior to the latest time payments of the Insured Payment are to be made by the Certificate Insurer pursuant to the Certificate Insurance Policy, on behalf of the Class A Certificateholders, the Trustee shall deposit such Insured Payments in the Distribution Account and shall distribute such Insured Payments only in accordance with Section 5.01(a)(ii), (iii), (iv), (v), (vi), (vii), (viii) and
(ix)].

     The Trustee shall receive, as attorney-in-fact of each Holder of a Class A or Class M Certificate, any Insured Payment from the Certificate Insurer and disburse the same to each Holder of a Class A Certificate in accordance with the provisions of Article V. Insured

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Payments disbursed by the Trustee from proceeds of the Certificate Insurance
Policy shall not be considered payment by the Trust nor shall such payments discharge the obligation of the Trust with respect to such Class A Certificate, and the Certificate Insurer shall become the owner of such unpaid amounts due from the Trust in respect of such Insured Payments as the deemed assignee of such Holder and shall be entitled to be reimbursed therefore in accordance with
Section 5.01. The Trustee hereby agrees on behalf of each Holder of a Class A or Class M Certificate for the benefit of the Certificate Insurer that it and they recognize that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the Class A Certificateholders, the Certificate Insurer will be entitled to be reimbursed therefore in accordance with Section 5.01.

     Section 4.02. [RESERVED]

     Section 4.03. CLAIMS UPON THE CERTIFICATE INSURANCE POLICY. The Trustee shall comply with the provisions of the Certificate Insurance Policy with respect to claims upon the Certificate Insurance Policy.

     The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Class A Certificate from moneys received under the Certificate Insurance Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior written notice to the Trustee.

     The Trustee shall promptly notify the Certificate Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under the Bankruptcy Code (a "Preference Claim") of any distribution made with respect to the Class A Certificates. Each Certificateholder of Class A Certificates, by its purchase of Class A Certificates, the Master Servicer and the Trustee hereby agree that the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal.]

                                    ARTICLE V

          Distributions and Statements to Certificateholders; Rights of
                               Certificateholders

     Section 5.01. DISTRIBUTIONS. (a) each Distribution Date, the Trustee shall withdraw an amount equal to the Available Distribution Amount from the Collection Account and make distributions thereof as described below (to the extent of the Available Distribution Amount) to Holders of the Certificates in the following order of priority:

               (i) [to the Certificate Insurer, the Premium Amount owing to the Certificate Insurer under the Insurance Agreement;]

               (ii) to the Class A Certificates, the Current Interest plus the Interest Carry Forward Amount with respect to the Class A Certificates; PROVIDED that if the

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

     amount available is not sufficient to make a full distribution of interest with respect to the Class A Certificates, the amount of the shortfall will be carried forward with accrued interest;

               (iii) to the Class M Certificates, the Current Interest plus the Interest Carry Forward Amount with respect to the Class M Certificates; PROVIDED that if the amount available is not sufficient to make a full distribution of interest with respect to the Class M Certificates, the amount of the shortfall will be carried forward with accrued interest;

               (iv) to the Class A Certificates until the Certificate Principal Balance of such Class A Certificates has been reduced to zero,
     [           ]% of the Principal Distribution Amount;

               (v) to the Class A Certificates, the Principal Carry Forward Amount with respect to the Class A Certificates;

               (vi) to the Class A Certificates until the Certificate Principal Balance of such Class A Certificates has been reduced to zero,
     [           ]% of the Additional Principal Reduction Amount;

               (vii) to the Class M Certificates until the Certificate Principal Balance of such Class M Certificates has been reduced to zero,
     [           ]% of the Principal Distribution Amount;

               (viii) to the Class M Certificates, the Principal Carry Forward Amount with respect to the Class M Certificates;

               (ix) to the Class M Certificates until the Certificate Principal Balance of such Class M Certificates has been reduced to zero,
     [           ]% of the Additional Principal Reduction Amount;

               (x) [to the Certificate Insurer, the Reimbursement Amount owing to the Certificate Insurer hereunder;]

               (xi) concurrently, to the Class A and Class M Certificates until the Certificate Principal Balance of each such Class A and Class M
     Certificates has been reduced to zero, [         ]% of the Extra Principal
     Distribution Amount to the Class A Certificates and [          ]% of the
     Extra Principal Distribution Amount to the Class M Certificates;

               (xii) to the Class A and Class M Certificates, their pro rata share, according to the outstanding Class A Supplemental Interest Amount and Class M Supplemental Interest Amount, as applicable, of the aggregate Class A Supplemental Interest Amount and Class M Supplemental Interest Amount;

               (xiii) [to the Certificate Insurer, any other amounts owing to the Certificate Insurer under the Insurance Agreement;] and

               (xiv) to the Equity Certificate, any remaining Available Distribution Amount; PROVIDED, HOWEVER, that on any Distribution Date after the earlier of (i) the date on which the first auction conducted by the Trustee pursuant to Section 10.01(c) does not produce any bid at least
     equal to the Termination Price or (ii) the [      ] Distribution Date, any
     remaining amount available for distribution pursuant to this Section
     5.01(a)(xiv) shall instead be distributed concurrently, [      ]% to the
     Class A Certificates and [ ]% to the Class M Certificates, in reduction of the applicable Class or Classes' Certificate Principal Balance.

          (b)  FINAL MATURITY OF CLASS A AND M CERTIFICATES. If either or both
of the Class A or the Class M Certificates remain outstanding on the [        ]
Distribution Date (after taking into account all distributions of principal to such Classes of Certificates on such Distribution Date pursuant to subparagraph
(a) above) (the "Debt Repayment Date"), the Trustee shall sell the Trust Property to accelerate the repayment of all of the accrued interest on and the Certificate Principal Balance of the Class A and Class M Certificates by soliciting at least two bids for the sale of the Mortgage Loans, and shall sell to the highest bidder the number of Mortgage Loans (which may be less than all of the Mortgage Loans) necessary to generate sufficient sales proceeds to fully repay the Certificate Principal Balance of the Class A and Class M Certificates, together with any unpaid Interest Carry Forward Amounts allocable to such Classes, plus accrued interest on such Certificate Principal Balance and any unpaid Interest Carry Forward Amounts to but excluding the date on which such Mortgage Loans are sold (the "Sale Date") at the related Pass-Through Rates [and all Premium Amounts, Reimbursement Amounts and any other amounts due and owing to the Certificate Insurer pursuant to Section 5.01(a)] (collectively, the "Debt Repayment Amount"). On the Sale Date, the Trustee shall distribute such sales proceeds first to the Class A and Class M Certificates [and the Certificate Insurer], up to the Debt Repayment Amount, to retire such Certificates, and shall distribute any remaining sales proceeds to the Equity Certificate. The foregoing notwithstanding, to the extent that the Trustee, after using commercially reasonable efforts to do so for 90 days following the Debt Repayment Date, does not receive a bid for the sale of all of the Mortgage Loans that will generate sales proceeds at least equal to the Debt Repayment Amount, the Trustee shall (i) sell the Mortgage Loans to the highest bidder and (ii) distribute the sales proceeds in accordance with the payment priorities set forth in subparagraph (a) above, and terminate the Trust pursuant to Section 10.01(a)(ii); provided, however, that the Trustee shall not sell the Mortgage Loans and distribute the sales proceeds under this sentence unless [the Certificate Insurer and] the Holders of the Class A and Class M Certificates evidencing Percentage Interests aggregating not less than 66 2/3% of each of the Classes consent thereto. If the Trustee is unable to obtain the consent of [the Certificate Insurer and] the Holders of the Class A and Class M Certificates to do so, on each Distribution Date after the Debt Repayment Date, the Trustee shall continue to distribute the Available Distribution Amount to [the Certificate Insurer and] the Holders of the Certificates in accordance with the payment priorities set forth in subparagraph (a) above.

          (c) METHOD OF DISTRIBUTION. The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution) by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or upon written request by a Certificateholder delivered to the Trustee at least five Business Days prior to such Record Date, by wire transfer (but only if such Certificateholder is the Depository or such

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

Certificateholder owns of record one or more Class of Certificates having
principal denominations aggregating at least $[       ]), or by such other means
of payment as such Certificateholder and the Trustee shall agree. Distributions among Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Certificates held by such Certificateholders.

          (d) DISTRIBUTIONS ON BOOK-ENTRY CERTIFICATES. Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Class A or Class M Certificates. None of the Trustee, the Paying Agent, the Certificate Registrar, the Depositor [, the Certificate Insurer] or the Master Servicer shall have any responsibility therefor except as otherwise provided by applicable law.

          (e) [DISTRIBUTION OF INSURED PAYMENTS. With respect to any Distribution Date, in the event of an Insured Payment, the Trustee shall make such payments from the amount drawn under the Certificate Insurance Policy pursuant to Section 4.01 for such Distribution Date in accordance with Section 5.01(a)(ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix). The Certificate Insurer shall be deemed to be the assignee of the Holders of the Class A Certificates to the extent of any amount of Insured Payments disbursed by the Trustee from proceeds of the Certificate Insurance Policy and to such extent, shall be the subrogee of each such Holder of the Class A Certificates; provided, however, that any such right of subrogation inuring to the Certificate Insurer hereunder or otherwise shall be and is subordinated to the rights under this Agreement of the Holders of the Class A Certificates and in accordance with
Section 5.01(a).]

     Section 5.02. STATEMENTS TO CERTIFICATEHOLDERS. (a) On each Determination Date, the Master Servicer shall provide the Trustee [, the Certificate Insurer] and the Paying Agent access to a statement in order to make available to each Certificateholder, and concurrently with each distribution to Certificateholders the Trustee shall make available to them such statement with respect to their distribution setting forth:

               (i) the amount of the distributions to Holders of the Class A and Class M Certificates for such Distribution Date, separately stating the portions thereof allocable to interest and allocable to principal;

               (ii) the amount of any Interest Carry Forward Amount and Supplemental Interest Amount for each Class paid on such Distribution Date and the amount of any Interest Carry Forward Amount or Supplemental Interest Amount for each Class remaining after giving effect to the distributions on such Distribution Date;

               (iii) the amount of any Extra Principal Distribution Amount for such Distribution Date;

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               (iv)    the Principal Distribution Amount for such Distribution
     Date, separately stating the components thereof;

               (v) the Principal Carry Forward Amount for each Class paid on such Distribution Date and the amount of any Principal Carry Forward Amount for each Class remaining after giving effect to the distributions on such Distribution Date;

               (vi) the number and aggregate Principal Balance of any Mortgage Loans purchased by the Depositor or the Master Servicer with respect to the related Collection Period pursuant to Sections 2.02, 2.04 and 3.01;

               (vii) the amount of any Substitution Adjustment Amounts for such Distribution Date;

               (viii) the Servicing Fee for such Collection Period and any accrued amounts thereof that remain unpaid for previous Collection Periods;

               (ix) the amount, if any, to be distributed to the Equity Certificateholder on such Distribution Date;

               (x) the Overcollateralization Amount, the Interim Overcollateralization Amount, the Interim Overcollateralization Deficiency, the Overcollateralization Release Amount, the Targeted
     Overcollateralization Amount and the Monthly Excess Cashflow for such Distribution Date;

               (xi) the number of Mortgage Loans outstanding at the beginning and end of such Collection Period;

               (xii)   the Pool Balance as of the end of such Collection Period;

               (xiii) the Certificate Principal Balance of each Class of Certificates and the Pool Factor after giving effect to the distribution on such Distribution Date;

               (xiv) the number and aggregate Principal Balances of Mortgage Loans (x) as to which the scheduled monthly payment is contractually delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, and (y) that have become REO, in each case as of the end of such Collection Period;

               (xv) the unpaid principal amount of all Mortgage Loans that became Liquidated Mortgage Loans during such Collection Period;

               (xvi) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

               (xvii) whether a Trigger Event has occurred or is continuing;

               (xviii) such other information as is required by the Code and regulations thereunder to be made available to Holders of the Class A and Class M Certificates;

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               (xix)   whether a Master Servicer Termination Event has occurred
     since the prior Determination Date, specifying each such Master Servicer Termination Event if one has occurred;

               (xx)    LIBOR for such Distribution Date;

               (xxi) the Class A Formula Rate, Class A Pass-Through Rate, Class M Formula Rate and Class M Pass-Through Rate for such Distribution Date;

               (xxii) [the amount of any Insured Payments, if any, for the related Distribution Date;]

               (xxiii) [the Premium Amount for the related Distribution Date;]

               (xxiv) [the Reimbursement Amount paid to the Certificate Insurer pursuant to Section 5.01(a)(x) for the related Distribution Date and other amounts due and owing to the Certificate Insurer under the Insurance Agreement and to be paid pursuant to Section 5.01(a)(xiii) for the related Distribution Date;]

               (xxv) the amount of any Skip-A-Pay Advances for the related Collection Period; and

               (xxvi) the Skip-A-Pay Reimbursement Amount for such Distribution Date.

          (b)  In the case of information furnished pursuant to clauses (i) and
(ii) above, the amounts shall be expressed as a dollar amount per Class A Certificate or Class M Certificate, as applicable, with a $1,000 denomination.

     The Trustee will make the reports referred to in this section (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders and other parties to this
Agreement via the Trustee's website, which is presently located at [         ].
Persons that are unable to use the above website are entitled to have a paper
copy mailed to them via first class mail by calling the Trustee at [         ].
The Trustee shall have the right to change the way the reports referred to in this section are distributed in order to make such distribution more convenient and/or more accessible to the above parties and to the Certificateholders. The Trustee shall provide timely and adequate notification to all above parties and to the Certificateholders regarding any such change.

          (c) The Master Servicer shall also give access to such statement to each Rating Agency at the time it gives access to such statement to the Trustee and the Paying Agent.

          (d) Within 60 days after the end of each calendar year, the Master Servicer shall prepare or cause to be prepared and shall forward or give access to the Trustee the information set forth in clauses (i) and (ii) above aggregated for such calendar year. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

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

          (e) On each Distribution Date, the Master Servicer shall forward or give access to the Trustee, in electronic or written form as may be agreed upon by the Master Servicer and the Trustee, for making available to the Holder of the Equity Certificate a copy of the report forwarded to the Holders of Class A Certificates and Class M Certificates on such Distribution Date. The Master Servicer shall also forward or give access to the Trustee, in electronic or written form as may be agreed upon by the Master Servicer and the Trustee, for making available to the Holder of the Equity Certificate a statement setting forth the amount of the distribution to the Holder of the Equity Certificate, together with such other information as the Master Servicer deems necessary or appropriate.

          (f) Within 90 days after the end of each calendar year, the Master Servicer shall forward or give access to the Trustee for mailing to each Person who at any time during the calendar year was the Holder of the Equity Certificate a statement containing the applicable distribution information provided pursuant to this Section aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of the Equity Certificate together with any other information relating to the Trust reasonably required in order to enable an Equity Certificateholder to timely prepare and file its U.S. federal income tax returns and reports. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer to the Trustee pursuant to any requirements of the Code.

                                   ARTICLE VI

                                The Certificates

     Section 6.01. THE CERTIFICATES.

          (a) The Class A, Class M and Equity Certificate shall be substantially in the forms set forth in Exhibit A through Exhibit C, and shall, on original issue, be executed by the Trustee on behalf of the Trust and authenticated and delivered by the Trustee to or upon the order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust. The Class A Certificates and Class M Certificates shall be initially evidenced by one or more certificates representing the entire Original Class Certificate Principal
Balance, and shall be held in minimum dollar denominations of $[         ] and
multiples of $[        ] in excess thereof (except that one Certificate of the
Class A and Class M Certificates may be in a different denomination).

          (b) The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of any officer of the Trustee duly authorized to execute such Certificates on behalf of the Trust. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be

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dated the date of their authentication. Subject to Section 6.02, the Class A and
Class M Certificates shall be Book-Entry Certificates. The Equity Certificate shall not be a Book-Entry Certificate.

     Section 6.02. REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.

          (a) The Certificate Registrar shall cause to be kept at its corporate trust office (which shall be the Corporate Trust Office if the Trustee is the Certificate Registrar) a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of the Certificates and of transfers and exchanges of the Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering the Certificates and transfers and exchanges of Certificates as herein provided.

          (b) Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph, and in the case of the Equity Certificate, upon satisfaction of the conditions applicable to such Certificate set forth below, the Trustee shall execute on behalf of the Trust and shall authenticate and deliver in the name of the designated transferee or transferees, one or more new Certificates of a like Class and of the same aggregate Percentage Interest dated the date of authentication by the Trustee.

          (c) At the option of the Certificateholders, Certificates may be exchanged for other Certificates, but solely for Certificates of like Class, in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust and shall authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing. In the case of the Equity Certificate presented or surrendered for registration of transfer or exchange, the instrument of transfer shall contain an investment letter substantially in the form of Exhibit E, and shall be accompanied by an Opinion of Counsel to the effect that such transfer will not subject the Trust or any other Person to federal income taxation as an association or publicly traded partnership taxable as a corporation or cause the holders of any Class A and Class M Certificates unaffiliated with the Master Servicer to recognize income, gain or loss for federal income tax purposes. Every Equity Certificate will bear the legends set forth in Exhibit E.

          (d) Except as provided in Section 6.02(f), the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) transfers of the Book-Entry Certificates may not be registered by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and registration of transfers of such Certificates; (iii) ownership and registration of transfers of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the

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Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository as representative of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and
(vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

          (e) All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer ownership interests represented by Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a letter of representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement the terms of this Agreement shall control.

          (f) If (i) (x) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate the book-entry system through the Depository or (iii) after the occurrence of a Master Servicer Termination Event, the Certificate Owners of the Class A and Class M Certificates representing Percentage Interests aggregating not less than 51% advises the Trustee and Depository through the Financial Intermediaries and the Depository Participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (the "Definitive Certificates") to Certificate Owners is no longer in the best interests of the Certificate Owners, upon surrender to the Certificate Registrar of the Class A and Class M Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall, at the Master Servicer's expense, execute on behalf of the Trust and authenticate the Definitive Certificates. None of the Depositor, the Master Servicer or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee, the Certificate Registrar, the Master Servicer and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

          (g) No service charge shall be made for any Transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates.

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          (h)  All Certificates surrendered for Transfer and exchange shall be cancelled and subsequently disposed of by the Certificate Registrar.

          (i) Except in the case of the initial Transfer to the Depositor, no Transfer of an Equity Certificate (or any other equity interests in the Trust) shall be made unless such Transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. Except in the case of the initial Transfer to the Depositor, as a condition to any Transfer of an Equity Certificate, (i) the Trustee may require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee that such Transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Trust and (ii) the Trustee may require the Transferee to execute an investment letter acceptable to and in form and substance satisfactory to the Trustee certifying to the Master Servicer, the Sellers and the Trustee the facts surrounding such Transfer, which investment letter shall not be an expense of the Trustee, the Master Servicer or the Trust Fund except to the extent any of such parties is the transferor of such Certificate. The Holder of an Equity Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Trustee, the Master Servicer and the Trust against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

          (j) Except in the case of the initial Transfer of an Equity Certificate to the Depositor, no Transfer of a Class A Certificate, Class M Certificate or Equity Certificate with respect to which a Widely-Held Certification was not delivered (each, an "ERISA-Restricted Certificate") shall be made unless the Trustee shall have received a representation from the transferee of such Certificate, acceptable to and in form satisfactory to the Trustee and the Depositor, to the effect that such transferee is not an employee benefit plan or arrangement as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") which is subject to Title I of ERISA or a plan subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer. In the event that the foregoing representation is violated, such attempted transfer or acquisition shall be void and of no effect. The Trustee shall be under no liability to any Person for any registration of Transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered by the Trustee in accordance with the foregoing requirements.

          (k) The Equity Certificate may not be offered, transferred or sold except to the Depositor or an Affiliate thereof that is an institutional "accredited investor" (as defined in Rule 501(a)(1)-(3) or (7) under the Securities Act of 1933, as amended, and who is a United States person (as defined in Section 7701(a)(30) of the Code) in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended.

          (l) The Equity Certificate may not be sold, pledged, transferred, assigned, or otherwise conveyed, in whole or in part, without the prior written approval of the Trustee. A legend to such effect shall be placed on the Equity Certificate.

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          (m)  To the fullest extent permitted by law, no admission (or purported admission) of an Equity Certificateholder, and no transfer (or purported transfer) of the Equity Certificate (or any economic interest therein) shall be effective, and any such admission or transfer (or purported admission or transfer) shall be void ab initio, and no Person shall otherwise become an Equity Certificateholder, and the Trustee shall not register any such admission or transfer (or purported admission or transfer) unless: (i) such Person is a U.S. Person, (ii) such Person has delivered to the Trustee an investment letter substantially in the form of Exhibit E and (iii) such admission or transfer shall not result in there being more than 95 Private Holders. In addition, if at any time the representations and warranties of the Depositor made pursuant to
Section 2.04 are untrue, or if at any time the certifications in the investment letter substantially in the form of Exhibit E are untrue, then the purchase of the Equity Certificate by such Person shall be void ab initio and of no effect. To the fullest extent permitted by law, the Trust shall not recognize any prohibited transfer described in this paragraph either (i) by redeeming the transferor's interest, or (ii) by admitting the transferee as an Equity Certificateholder or otherwise recognizing any right of the transferee (including any right of the transferee to receive distributions from the Trust, directly or indirectly). The Trustee shall be fully protected in relying upon the certificates and opinions delivered to it hereunder in connection with any purported transfer.

     Section 6.03. MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee, the Master Servicer and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust and shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     Section 6.04. PERSONS DEEMED OWNERS. Prior to due presentation of a Certificate for registration of transfer, the Master Servicer, the Depositor, the Trustee, [the Certificate Insurer,] the Certificate Registrar and any agent of the Master Servicer, the Depositor, the Trustee [, the Certificate Insurer] or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Master Servicer, the Depositor, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

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     Section 6.05. APPOINTMENT OF PAYING AGENT.

          (a) The Paying Agent shall make distributions to Certificateholders from the Collection Account pursuant to Section 5.01 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Collection Account pursuant to Section 3.03 for the purpose of making the distributions referred to above and (ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be a corporation duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor [and the Certificate Insurer].

          (b) The Trustee shall cause the Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree that it shall comply with all requirements of the Code regarding the withholding of payments in respect of federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.

     Section 6.06. ACTIONS OF CERTIFICATEHOLDERS.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by their agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when required, to the Depositor or the Master Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Depositor and the Master Servicer, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

          (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Trustee, the Depositor or the Master Servicer in reliance therein, whether or not notation of such action is made upon such Certificate.

          (d) The Trustee may require such additional proof of any matter referred to in this Section 6.06 as it shall deem necessary.

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                                   ARTICLE VII

                      The Master Servicer and the Depositor

     Section 7.01. LIABILITY OF THE MASTER SERVICER AND THE DEPOSITOR. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Master Servicer herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor herein.

     Section 7.02. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, THE MASTER SERVICER OR THE DEPOSITOR. Any corporation into which the Master Servicer or Depositor may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer or the Depositor shall be a party, or any corporation succeeding to the business of the Master Servicer or the Depositor, shall be the successor of the Master Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 7.03. LIMITATION ON LIABILITY OF THE MASTER SERVICER, THE DEPOSITOR AND OTHERS. None of the Master Servicer, the Depositor, or any director, officer, employee or agent of the Master Servicer or the Depositor shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Master Servicer or the Depositor, as applicable, in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Master Servicer, the Depositor or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder, and that this provision shall not be construed to entitle the Master Servicer to indemnity in the event that amounts advanced by the Master Servicer to retire any senior Lien exceed Net Liquidation Proceeds realized with respect to the related Mortgage Loan. The Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Master Servicer nor the Depositor shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement, and which in its opinion may involve it in any expense or liability; PROVIDED, HOWEVER, that the Master Servicer or the Depositor may, in its sole discretion, undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal

                                       58
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expenses and costs of such action and any liability resulting therefrom and any claims by the Master Servicer or the Depositor hereunder for indemnification shall be expenses, costs and liabilities of the Trust, and the Master Servicer or the Depositor, as the case may be, shall be entitled to be reimbursed therefor and indemnified pursuant to the terms hereof from amounts deposited in the Collection Account as provided by Section 3.03. The Master Servicer's and the Depositor's right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Master Servicer pursuant to
Section 7.04 or 8.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). The Master Servicer shall have no claim (whether by subrogation or otherwise) or other action against any Certificateholder for any amounts paid by the Master Servicer pursuant to any provision of this Agreement.

     Section 7.04. MASTER SERVICER NOT TO RESIGN. Subject to the provisions of
Section 7.02, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee [and the Certificate Insurer]; (b) each Rating Agency shall have confirmed to the Trustee that the appointment of such proposed successor servicer as Master Servicer hereunder will not result in the reduction or withdrawal of the then-current rating of the Class A or Class M Certificates; and (c) such proposed successor servicer has agreed in writing to assume the obligations of Master Servicer hereunder and the Master Servicer has delivered to the Trustee an Opinion of Counsel to the effect that all conditions precedent to the resignation of the Master Servicer and the appointment of and acceptance by the proposed successor servicer have been satisfied; provided, however, that in the case of clause (i) above no such resignation by the Master Servicer shall become effective until the Trustee shall have assumed the Master Servicer's responsibilities and obligations hereunder or the Trustee shall have designated a successor servicer in accordance with Section 8.02. Any such resignation shall not relieve the Master Servicer of responsibility for any of the obligations specified in Sections 8.01 and 8.02 as obligations that survive the resignation or termination of the Master Servicer. Any such determination permitting the resignation of the Master Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee [and the Certificate Insurer].

     Section 7.05. DELEGATION OF DUTIES. In the ordinary course of business, the Master Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those with which the Master Servicer complies pursuant to Section 3.01. Such delegation shall not relieve the Master Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 7.04. The Master Servicer shall provide each Rating Agency [, the Certificate Insurer] and the Trustee with written notice prior to the delegation of any of its duties to any Person other than any of the Master Servicer's Affiliates or their respective successors and assigns.

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                                  ARTICLE VIII

                       Master Servicer Termination Events

     Section 8.01. MASTER SERVICER TERMINATION EVENTS. If any one of the following events ("Master Servicer Termination Events") shall occur and be continuing:

          (a) Any failure by the Master Servicer to deposit in the Collection Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of five (5) Business Days after the date upon which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by [the Certificate Insurer or] Holders of Certificates evidencing not less than 51% of the aggregate Percentage Interests of the Class A and Class M Certificates; or

          (b) Any failure on the part of the Master Servicer duly to observe or perform in any material respect any other covenants or agreements of the Master Servicer set forth in the Certificates or in this Agreement, which failure (A) materially and adversely affects the interests of Certificateholders and (B) continues unremedied for a period of sixty (60) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by [the Certificate Insurer or] Holders of Certificates evidencing not less than 51% of the aggregate Percentage Interests of the Class A and Class M Certificates; or

          (c) The entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (d) The consent by the Master Servicer to the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to substantially all of its property; or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

then, and in each and every case, so long as a Master Servicer Termination Event shall not have been remedied by the Master Servicer, either the Trustee[, the Certificate Insurer] or the Depositor may, and at the direction of Holders of Certificates evidencing not less than 51% of the aggregate Percentage Interests of the Class A and Class M Certificates [(with the consent of the Certificate Insurer so long as no Certificate Insurer Default exists)], the Trustee shall, by notice then given in writing to the Master Servicer, the Depositor[, the Certificate Insurer] and the Trustee, as applicable, terminate all of the rights and obligations of the Master Servicer as master servicer under this Agreement; provided, however, that the responsibilities and duties of

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the initial Master Servicer with respect to the purchase of Mortgage Loans pursuant to Sections 2.04(c) and 3.01 shall not terminate. Any such notice to the Master Servicer shall also be given to each Rating Agency. On or after the receipt by the Master Servicer of such written notice, all authority and power of, and all benefits accruing to, the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee or, if a successor Master Servicer has been appointed under Section 8.02, such successor Master Servicer pursuant to and under this Section 8.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that shall at the time be held by the terminated Master Servicer and to be deposited by it in the Collection Account, or that have been deposited by the terminated Master Servicer in the Collection Account or thereafter received by the terminated Master Servicer with respect to the Mortgage Loans.

     Notwithstanding the foregoing, a delay in or failure of performance under
Section 8.01(a) for a period of five (5) Business Days or under Section 8.01(b) for a period of sixty (60) days, shall not constitute a Master Servicer Termination Event if such delay or failure could not be prevented by the exercise of reasonable diligence by the Master Servicer and such delay or failure was caused by an act of God, acts of declared or undeclared war, public disorder, terrorism, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Master Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement, and the Master Servicer shall provide the Trustee, the Depositor [, the Certificate Insurer] and the Class A and Class M Certificateholders with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Master Servicer shall immediately notify the Trustee [, the Certificate Insurer] and each Rating Agency in writing of any Master Servicer Termination Events.

     Section 8.02. TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

          (a) On and after the time the Master Servicer receives a notice of resignation or termination pursuant to Section 7.04 or 8.01, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; PROVIDED, HOWEVER, that the responsibilities and duties of HFC as Master Servicer with respect to the purchase of the Mortgage Loans pursuant to Sections 2.04(c) and 3.01 shall not terminate. As compensation therefor, the Trustee shall be entitled to such compensation as the Master Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Master Servicer, or (ii) if the Trustee is legally unable so to act, the Trustee may (in the situation described in clause

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(i)) or shall (in the situation described in clause (ii)) appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution or other mortgage loan or mortgage loan servicer having all licenses and permits required in order to perform its obligations hereunder and a net worth of not less than $50,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; PROVIDED that [any such successor Servicer shall be acceptable to the Certificate Insurer, as evidenced by the Certificate Insurer's prior written consent which consent shall not be unreasonably withheld; and PROVIDED FURTHER that] that the appointment of any such successor Master Servicer will not result in the qualification, reduction or withdrawal of the then-current rating assigned to either the Class A or Class M Certificates by the Rating Agencies, as evidenced by a writing to such effect delivered to the Trustee [and the Certificate Insurer]. Pending appointment of a successor to the Master Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Master Servicer would otherwise have received pursuant to Section 3.09 (or such lesser compensation as the Trustee and such successor shall agree). The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          (b) Any successor, including the Trustee, to the Master Servicer as master servicer shall during the term of its service as master servicer (i) continue to service and administer the Mortgage Loans for the benefit of Certificateholders and (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Master Servicer is so required pursuant to
Section 3.13. The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Agreement prior to its termination as Master Servicer (including, without limitation, any deductible under an insurance policy pursuant to Section 3.04), nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by such Master Servicer or the Depositor of any of their representations or warranties contained herein or in any related document or agreement.

     Section 8.03. NOTIFICATION TO CERTIFICATEHOLDERS. Upon any termination or appointment of a successor to the Master Servicer pursuant to this Article VIII, the Trustee shall give prompt written notice thereof to [the Certificate Insurer,] the Certificateholders at their respective addresses appearing in the Certificate Register and each Rating Agency.

                                   ARTICLE IX

                                   The Trustee

     Section 9.01. DUTIES OF TRUSTEE. The Trustee, prior to the occurrence of a Master Servicer Termination Event and after the curing of all Master Servicer Termination Events which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Master Servicer Termination Event of which a Responsible Officer of the Trustee shall have actual knowledge has occurred (which has not been cured), the Trustee

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shall exercise such rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; PROVIDED, HOWEVER, that:

          (a) prior to the occurrence of a Master Servicer Termination Event of which a Responsible Officer of the Trustee shall have actual knowledge, and after the curing of all such Master Servicer Termination Events which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (b) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in performing its duties in accordance with the terms of this Agreement;

          (c) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or in accordance with the direction of the Holders of Class A and Class M Certificates evidencing not less than 51% of the aggregate Percentage Interests of the Class A and Class M Certificates [(with the consent of the Certificate Insurer, so long as no Certificate Insurer Default exists (a copy of which consent shall be delivered to the Trustee))] relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

          (d) the Trustee shall not be charged with knowledge of any failure by the Master Servicer to comply with the obligations of the Master Servicer referred to in clauses (a) and (b) of Section 8.01 unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Master Servicer [, the Certificate Insurer] or the Holders of Class A and Class M Certificates evidencing not less than 51% of the aggregate Percentage Interests of the Class A and Class M Certificates.

     The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds

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or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

     Section 9.02. CERTAIN MATTERS AFFECTING THE TRUSTEE. Except as otherwise provided in Section 9.01:

          (a) the Trustee may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officer's Certificate, Servicing Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) the Trustee may consult with counsel and any written advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of [the Certificate Insurer or] any of the Certificateholders, pursuant to the provisions of this Agreement, unless [the Certificate Insurer or] such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of a Master Servicer Termination Event of which a Responsible Officer of the Trustee has actual knowledge (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

          (d) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (e) prior to the occurrence of a Master Servicer Termination Event of which a Responsible Officer of the Trustee has actual knowledge and after the curing of all Master Servicer Termination Events which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by Holders of Class A and Class M Certificates evidencing not less than 51% of the aggregate Percentage Interests of the Class A and Class M Certificates [(with the consent of the Certificate Insurer, so long as no Certificate Insurer Default exists (a copy of which consent shall be delivered to the Trustee))]; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be

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incurred by it in the making of such investigation is, in the opinion of the
Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer or, if paid by the Trustee, shall be reimbursed by the Master Servicer upon demand. Nothing in this clause (e) shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors; and

          (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian (except that the Trustee shall not be responsible for selecting the Master Servicer as custodian and bailee).

     Section 9.03. TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS. The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Master Servicer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Master Servicer. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.02); the existence and contents of any Mortgage Loan on any computer or other record thereof (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.02); the validity of the assignment of any Mortgage Loan to the Trust or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.02); the compliance by the Depositor or the Master Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Master Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of the Depositor, the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.02), any Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to
Section 8.02 and shall engage such Servicer as its subservicer) or any Mortgagor; any action of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.02), or any Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.02 and

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shall engage such Servicer as its subservicer) taken in the name of the Trustee;
or any action by the Trustee taken at the instruction of the Master Servicer in accordance with the terms of this Agreement (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.02); PROVIDED, HOWEVER, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Master Servicer) or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement.

     Section 9.04. TRUSTEE MAY OWN CERTIFICATES. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the Depositor, the Master Servicer [, the Certificate Insurer] and their Affiliates with the same rights as it would have if it were not Trustee.

     Section 9.05. MASTER SERVICER TO PAY TRUSTEE'S FEES AND EXPENSES. The Master Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Master Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. In addition, the Master Servicer and the Depositor, jointly and severally, covenant and agree to indemnify the Trustee from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses other than those resulting from the Trustee's willful malfeasance, bad faith or gross negligence or by reason of the Trustee's reckless disregard of its obligations and duties hereunder.

     Section 9.06. ELIGIBILITY REQUIREMENTS FOR TRUSTEE. The Trustee hereunder shall at all times be a corporation duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.07.

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     Section 9.07. RESIGNATION OR REMOVAL OF TRUSTEE. The Trustee may at any
time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer [, the Certificate Insurer] and each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee; PROVIDED, HOWEVER, that any such successor Trustee shall be subject to the prior written approval of the Master Servicer. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Depositor [with the consent of the Certificate Insurer (so long as no Certificate Insurer Default exists) or the Certificate Insurer], or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor [or the Certificate Insurer] may remove the Trustee. If the Depositor [or the Certificate Insurer] removes the Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee [(approved in writing by the Certificate Insurer, so long as such approval is not unreasonably withheld)] by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

     Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 9.08.

     [Notwithstanding anything to the contrary contained herein, so long as no Certificate Insurer Default exists, the Trustee may not be removed by the Depositor or the Certificateholders without the prior written consent of the Certificate Insurer, which consent shall not be unreasonably withheld.]

     Section 9.08. SUCCESSOR TRUSTEE. Any successor Trustee appointed as provided in Section 9.07 shall execute, acknowledge and deliver to the Depositor [, the Certificate Insurer] and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Depositor, the Master Servicer [, the Certificate Insurer] and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

     No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance (i) such successor Trustee shall be eligible under the provisions of

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Section 9.06, (ii) the unsecured long-term debt of such successor Trustee is rated at least "A3" by Moody's or (iii) the Rating Agencies have confirmed that such successor Trustee will not result in a withdrawal or a downgrading of the then current rating on the Class A or Class M Certificates. The predecessor Trustee shall notify the Rating Agency of the appointment of any successor Trustee.

     Upon acceptance of appointment by a successor Trustee as provided in this Section, the Master Servicer shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Master Servicer fails to mail such notice within 30 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Master Servicer.

     [Notwithstanding anything to the contrary contained herein, so long as no Certificate Insurer Default exists, the appointment of any successor Trustee pursuant to any provision of this Agreement will be subject to the prior written consent of the Certificate Insurer, which consent shall not be unreasonably withheld.]

     Section 9.09. MERGER OR CONSOLIDATION OF TRUSTEE. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 9.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 9.10. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by them to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Master Servicer [and the Certificate Insurer, whose consent shall not be unreasonably withheld]. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case a Master Servicer Termination Event shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 9.08.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

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          (a)  all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (b) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

          (c) the Master Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee, except that following the occurrence of a Master Servicer Termination Event which has not been cured, the Trustee acting alone may accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor and the Master Servicer.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

     Section 9.11. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF CERTIFICATES. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto. Any such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the benefit of the Certificateholders [and the Certificate Insurer].

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     Section 9.12. INSPECTION OF MORTGAGE FILES. Following the time that the
Mortgage Files have been delivered to the Trustee upon reasonable prior notice and during regular business hours, the Trustee shall permit representatives of applicable state regulatory agencies to inspect the Mortgage Files on the Trustee's premises or shall provide such documents at such places required by state regulations, including the offices of the Servicers. Any loss incurred by the Trustee in fulfilling such obligations shall be paid by the Master Servicer.

     Section 9.13. TAX RETURNS. In the event the Trust shall be required to file tax returns, the Master Servicer, as soon as practicable after it is made aware of such requirement, shall prepare or cause to be prepared any tax returns required to be filed by the Trust for execution by the Person holding the largest percentage of the Equity Certificate, or such other Person as may be required by law and, to the extent possible, shall file such returns at least five days before such returns are due to be filed. The Master Servicer shall also prepare or cause to be prepared all tax information required by law to be distributed to Certificateholders and shall deliver such information to the Trustee at least five days prior to the date it is required by law to be distributed to Certificateholders. The Master Servicer, upon request, shall furnish the Trustee with all such information known to the Master Servicer as may be reasonably required in connection with the preparation of all tax returns of the Trust. In no event shall the Trustee or the Master Servicer be liable for any liabilities, costs or expenses of the Trust, the Certificateholders or the Certificate Owners arising under any tax law, including without limitation federal, state, local or foreign income taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith)

     Section 9.14. CALCULATION OF LIBOR. Until the Principal Balance of each of the Class A and Class M Certificates has been reduced to zero, the Trustee shall establish LIBOR on each LIBOR Determination Date as follows:

          (a) If on such LIBOR Determination Date a rate for United States dollar deposits for one month appears on the Dow Jones Telerate System, page 3750, LIBOR for the next Accrual Period shall be equal to such rate as of 11:00 A.M., London time;

          (b) If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Trustee after consultation with the Master Servicer), the rate shall be determined as follows:

               (i) The Trustee on the LIBOR Determination Date will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Trustee, to provide the Trustee with its offered quotation for deposits in United States dollars for the upcoming one-month period, commencing on the second LIBOR Business Day immediately following such LIBOR Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m. London time on such LIBOR Determination Date and in a principal amount that is representative for a single transaction in United States dollars in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Determination Date will be the arithmetic mean of such quotations.

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               (ii)    If fewer than two quotations are provided, LIBOR
     determined on such LIBOR Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in New York City on such LIBOR Determination Date by three major banks in New York City selected by the Trustee for one-month United States dollar loans to leading European banks, in a principal amount that is representative for a single transaction in United States dollars in such market at such time; provided, however, that if the banks so selected by the Trustee are not quoting as mentioned in this sentence, LIBOR determined on such LIBOR Determination Date will continue to be LIBOR as then currently in effect on such LIBOR Determination Date.

          (c) The establishment of LIBOR on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class A and Class M Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding.

     Section 9.15. [RIGHTS OF THE CERTIFICATE INSURER TO EXERCISE RIGHTS OF CLASS A AND CLASS M Certificateholders. By accepting its Certificate, each Holder of a Class A or Class M Certificate agrees that unless a Certificate Insurer Default exists, the Certificate Insurer shall be deemed to be the Certificateholders for all purposes (other than with respect to payment on the Certificates) and shall have the right to exercise all rights of the Class A Certificateholders under this Agreement and under each Class of Class A Certificates without any further consent of the Class A Certificateholders, including, without limitation:

               (i) the right to require the Depositor or the Master Servicer to repurchase Mortgage Loans pursuant to Section 2.04;

               (ii) the right to give notices of breach or to terminate the rights and obligations of the Master Servicer as master servicer pursuant to Section 8.01;

               (iii)   the right to direct actions of the Trustee pursuant to
     Section 9.01;

               (iv)    [Reserved]

               (v) the right to direct the Trustee to investigate certain matters pursuant to Section 9.02;

               (vi)    the right to remove the Trustee pursuant to Section 9.07;

               (vii) the right to direct foreclosures upon the failure of the Master Servicer to do so in accordance with this Agreement; and

               (viii) any rights or remedies expressly given the majority Certificateholders.

In addition, each Certificateholder agrees that unless a Certificate Insurer Default exists, the rights specifically enumerated in this Agreement may be exercised by the Certificateholders only with the prior written consent of the Certificate Insurer.]

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     Section 9.16. [TRUSTEE TO ACT SOLELY WITH CONSENT OF THE CERTIFICATE
INSURER. Unless a Certificate Insurer Default exists, the Trustee shall not, without the Certificate Insurer's consent or unless directed by the Certificate
Insurer:

               (i) terminate the rights and obligations of the Master Servicer as Master Servicer pursuant to Section 8.01;

               (ii) agree to any amendment pursuant to Article XI, provided, however, that such consent shall not be unreasonably withheld; or

               (iii)   undertake any litigation.

     The Certificate Insurer may, in writing delivered to the Trustee and in its sole discretion renounce all or any of its rights under Section 9.15, 9.16 or
9.17 or any requirement for the Certificate Insurer's consent for any period of time.]

     Section 9.17. [MORTGAGE LOANS, TRUST AND ACCOUNTS HELD FOR BENEFIT OF THE CERTIFICATE INSURER. The Trustee shall hold the Trust (as set forth in Section 2.01), for the benefit of the Certificateholders and the Certificate Insurer and all references in this Agreement and in the Certificates to the benefit of Holders of the Certificates shall be deemed to include the Certificate Insurer. The Trustee shall cooperate in all reasonable respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement and the Certificates unless, as stated in an Opinion of Counsel addressed to the Trustee and the Certificate Insurer, such action is adverse to the interests of the Certificateholders or diminishes the rights of the Certificateholders or imposes additional burdens or restrictions on the Certificateholders.

     The Master Servicer hereby acknowledges and agrees that it shall service the Mortgage Loans for the benefit of the Certificateholders and for the benefit of the Certificate Insurer, and all references in this Agreement to the benefit of or actions on behalf of the Certificateholders shall be deemed to include the Certificate Insurer.]

     Section 9.18. [CERTIFICATE INSURER DEFAULT. Notwithstanding anything elsewhere in this Agreement or in the Certificates to the contrary, if a Certificate Insurer Default exists, or if and to the extent the Certificate Insurer has delivered its written renunciation of its rights, the provisions of this Article IX and all other provisions of this Agreement which (a) permit the Certificate Insurer to exercise rights of the Certificateholders, (b) restrict the ability of the Certificateholders, the Master Servicer or the Trustee to act without the consent or approval of the Certificate Insurer, (c) provide that a particular act or thing must be acceptable to the Certificate Insurer, (d) permit the Certificate Insurer to direct (or otherwise to require) the actions of the Trustee, the Master Servicer or the Certificateholders, (e) provide that any action or omission taken with the consent, approval or authorization of the Certificate Insurer shall be authorized hereunder or shall not subject the party taking or omitting to take such action to any liability hereunder or (f) which have a similar effect, shall be of no further force and effect and the Trustee shall administer the Trust and perform its obligations hereunder solely for the benefit of the Holders of the Certificates. Nothing in the foregoing sentence, nor any action taken pursuant thereto or in compliance therewith, shall be deemed to have released the Certificate

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Insurer from any obligation or liability it may have to any party or to the
Certificateholders hereunder, under any other agreement, instrument or document (including, without limitation, the Certificate Insurance Policy) or under applicable law.]

                                    ARTICLE X

                                   Termination

     Section 10.01. TERMINATION.

          (a) The respective obligations and responsibilities of the Master Servicer, the Depositor and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date, the obligations of the Depositor and the Master Servicer under Section 9.05 and the obligation of the Master Servicer to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee pursuant to this Article X on the [later of
(1) the payment in full of all amounts owing to the Certificate Insurer, unless the Certificate Insurer shall otherwise consent and (2) the] earliest of (i) the repurchase by the Master Servicer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust at a price (the "Termination Price") equal to the greatest of (A) the sum of (x) 100% of the Principal Balance of each Mortgage Loan (other than any Mortgage Loan as to which title to the underlying Mortgaged Property has been acquired and whose fair market value is included pursuant to clause (y) below) as of the first day of the Collection Period preceding the Distribution Date upon which the proceeds of any repurchase are to be distributed and (y) the fair market value of such acquired property (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to Section 10.01(e)) PLUS, in each case, one month's interest at the applicable Net Loan Rate on the Principal Balance of each Mortgage Loan (including any Mortgage Loan as to which title to the underlying Mortgaged Property has been acquired),(B) the aggregate fair market value (as determined by the Master Servicer as of the close of business on such third preceding Business Day) of all of the assets of the Trust, and (C) the sum of the Certificate Principal Balance of the Class A and Class M Certificates, together with any unpaid Interest Carry Forward Amounts and Supplemental Interest Amounts allocable to such Classes, PLUS one month's interest on such Certificate Principal Balance and any unpaid Interest Carry Forward Amounts and Supplemental Interest Amounts at the related Pass-Through Rates, [PLUS all amounts due and owing to the Certificate Insurer,] or (ii) the final payment or other liquidation of the Principal Balance of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan or
(iii) the Distribution Date in [        ]; PROVIDED that in no event shall the
Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof. Upon termination in accordance with clause (i), (ii) or (iii) of this
Section 10.01, the Trustee shall execute such documents and instruments of transfer, in each case without recourse, representation or warranty, presented by the Depositor and take such other actions as the Depositor may reasonably request to effect the retransfer of the Mortgage Loans to the Depositor. [The Certificate Insurer may exercise the Master Servicer's

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right to terminate the Agreement and purchase the outstanding Mortgage Loans at the Termination Price if the Master Servicer opts not to exercise such right.]

          (b) The right of the Master Servicer to repurchase all Mortgage Loans pursuant to clause (i) of Section 10.01(a) above is conditioned upon the aggregate Certificate Principal Balance of the Class A and Class M Certificates
being less than [       ] percent ([   ]%) of the initial aggregate Certificate
Principal Balance of the Class A and Class M Certificates. The Master Servicer may exercise such right on the first Distribution Date following the date on which the aggregate Certificate Principal Balance of the Class A and Class M
Certificates was reduced to less than [       ] percent ([   ]%) of the initial
aggregate Certificate Principal Balance of the Class A and Class M Certificates and any Distribution Date thereafter with respect to which the conditions specified in the preceding sentence are satisfied unless the Trustee has accepted a qualifying bid for the Mortgage Loans pursuant to subsection (c) below. If such right is exercised, the Trustee shall, promptly following payment of the repurchase price, execute proper instruments acknowledging termination and discharge of this Agreement.

          (c) If the Master Servicer does not repurchase all of the Mortgage Loans pursuant to clause (i) of Section 10.01(a) above within three (3) months of the first Distribution Date upon which such repurchase option may occur and all of the Mortgage Loans have not been sold by the Trustee pursuant to Section 5.01(b), then promptly on the following Distribution Date the Trustee shall begin a process for soliciting bids in connection with an auction of the Mortgage Loans. The Trustee shall provide the Master Servicer [and the Certificate Insurer] written notice of such auction at least ten (10) Business Days prior to the date bids must be received in such auction (the "Auction Date"). The auction shall be conducted as follows:

               (i) If at least two bids are received, the Trustee shall solicit and resolicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The Trustee shall accept the highest of such remaining bids if it is equal to or in excess of the Termination Price. If less than two bids are received or the highest bid after the resolicitation process is completed is not equal to or in excess of the Termination Price, the Trustee shall not consummate such sale. If a bid equaling the Termination Price is received, then the Trustee may, and if so requested by the Master Servicer shall, consult with a financial advisor, which may be an underwriter of the Certificates, to determine if the fair market value of the Mortgage Loans and related property has been offered.

               (ii) If the first auction conducted by the Trustee does not produce any bid at least equal to the Termination Price, then the Trustee shall, beginning on the Distribution Date occurring approximately three months after the Auction Date for the failed first auction (provided that all of the Mortgage Loans have not been sold by the Trustee pursuant to
     Section 5.01(b)), commence another auction in accordance with the requirements of this subsection (c). If such second auction does not produce any bid at least equal to the Termination Price, then the Trustee shall, beginning on the Distribution Date occurring approximately three months after the Auction Date for the failed second auction, commence another auction in accordance with the requirements of this subsection (c), and shall continue to conduct similar auctions approximately every three months thereafter until the earliest of (i) delivery by the Master Servicer of notice of

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     exercise of its repurchase option pursuant to clause (i) of Section
     10.01(a) above, (ii) receipt by the Trustee of a bid meeting the conditions specified in the preceding paragraph, or (iii) the Distribution Date on which the Principal Balance of all the Mortgage Loans is reduced to zero.

               (iii) If the Trustee receives a bid meeting the conditions specified in this subsection (c), then the Trustee shall release to the winning bidder, upon payment of the bid purchase price, the Mortgage Files pertaining to the Mortgage Loans being purchased and take such other actions as the winning bidder may reasonably request to effect the transfer of the Mortgage Loans to the winning bidder.

          (d)  [Reserved].

          (e) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee (upon receipt of written directions from the Master Servicer, if the Depositor is exercising its right to retransfer the Mortgage Loans) [to the Certificate Insurer and] by letter to Certificateholders mailed not earlier than the [15th] day and not later than the [25th] day of the month next preceding the month of such final distribution specifying (i) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of the Certificates at the office or agency of the Trustee therein designated, (ii) the amount of any such final distribution and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. In the event written directions are delivered by the Master Servicer to the Trustee as described in the preceding sentence, the Depositor shall deposit in the Collection Account on or before the Distribution Date for such final distribution in immediately available funds an amount which, when added to the funds on deposit in the Collection Account that are payable to the related Certificateholders, will be equal to the purchase price for the assets of the Trust computed as above provided.

          (f) Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders on the Distribution Date for such final distribution, in proportion to their respective Percentage Interests, an amount equal to (i) as to the Class A or Class M Certificates, such Class' appropriate share of the Principal Distribution Amount, any Interest Carry Forward Amounts and one month's interest at the related Pass-Through Rate on such Certificate Principal Balance and (ii) as to the Equity Certificate the amount which remains on deposit in the Collection Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above. The distribution on such final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates. [On the final Distribution Date, the Trustee will withdraw from the Collection Account and remit to the Certificate Insurer the lesser of (x) the amount available for distribution on such final Distribution Date, net of any portion thereof necessary to pay Holders of Class A and Class M Certificates pursuant to this Section 10.01 and any amounts owing to the Trustee in respect of the Trustee fee and due and unpaid

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Skip-A-Pay Advances and Servicing Fees, and (y) the unpaid amounts due and owing to the Certificate Insurer pursuant to Section 5.01(a).]

          (g) In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall on such date cause all funds in the Collection Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders and the Depositor (if the Depositor has exercised its right to retransfer the Mortgage Loans) or the Trustee (in any other case) and the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, any funds deposited in such escrow account and remaining unclaimed shall be paid by the Trustee to the Master Servicer and thereafter Certificateholders shall look only to the Master Servicer with respect to any claims in respect of such funds.

                                   ARTICLE XI

                            Miscellaneous Provisions

     Section 11.01. AMENDMENT. This Agreement may be amended from time to time by the Master Servicer, the Depositor and the Trustee, in each case without the consent of any of the Certificateholders [but only with the consent of the Certificate Insurer (a copy of which shall be delivered to the Trustee)], (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provisions herein that may be inconsistent with any other provisions herein, (iii) to add to the duties of the Depositor, the Trustee or the Master Servicer, (iv) to add, amend or modify any other provisions with respect to matters or questions arising under this Agreement [or the Certificate Insurance Policy], which shall not be inconsistent with this Agreement, or (v) to add or amend any provisions of this Agreement as required by any Rating Agency or any other nationally recognized statistical rating agency in order to maintain or improve any rating of the Class A and Class M Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Trustee, the Depositor nor the Master Servicer is obligated to obtain, maintain or improve any such rating); PROVIDED, HOWEVER, that as evidenced by an Opinion of Counsel (a copy of which shall be delivered to the Trustee) (at the expense of the requesting party), in each case such action shall not materially and adversely affect the interests of any Class A and Class M Certificateholder; and PROVIDED, FURTHER, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Class A and Class M Certificateholders and no Opinion of Counsel to that effect shall be required if the Person requesting the amendment receives a confirmation from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Class A and Class M Certificates.

     This Agreement also may be amended from time to time by the Master Servicer, the Depositor and the Trustee [, and the Certificate Insurer may from time to time consent to the amendment of the Certificate Insurance Policy], in each case with the consent of the Holders of the Class A and Class M Certificates which is affected by such amendment, evidencing

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Percentage Interests aggregating not less than 51% in Percentage Interests of such Class or in the case of an amendment which affects all classes, evidencing Percentage Interests aggregating not less than 51% of all Classes [with the consent of the Certificate Insurer (a copy of which shall be delivered to the Trustee)], for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; PROVIDED, HOWEVER, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans, (ii) reduce in any manner the amount of, or delay the timing of, payments on the Certificates [or distributions or payments under the Certificate Insurance Policy] which are required to be made on any Certificate without the consent of the Holder of such Certificate, (iii) impair the right of any Certificateholder to institute suit for the enforcement of the provisions of the Agreement, (iv) reduce the aforesaid percentage required to consent to any such amendment, (v) create a material risk of the Trust incurring taxes imposed under the Code or of the Class A Certificates or Class M Certificates not being treated as indebtedness under the Code, or (vi) result in a downgrading of the ratings of the Class A and Class M Certificates without, in each case, the consent of the Holders of all Classes of Certificates then outstanding or each Class of Certificates affected thereby.

     Prior to the solicitation of consent of Certificateholders in connection with any such amendment, the party seeking such amendment shall furnish the Trustee with an Opinion of Counsel stating whether such amendment would create a material risk of the Trust incurring taxes imposed under the Code and notice of the conclusion expressed in such Opinion of Counsel shall be included with any such solicitation. An amendment made with the consent of all Certificateholders and executed in accordance with this Section shall be permitted or authorized by this Agreement notwithstanding that such Opinion of Counsel may conclude that such amendment would create a material risk of the Trust incurring taxes imposed under the Code.

     Prior to the execution of any such amendment made with the consent of Certificateholders, the Master Servicer shall furnish written notification of the substance of such amendment to each Rating Agency. In addition, promptly after the execution of any such amendment made with the consent of the Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder [and the fully executed original counterparts of the instruments effecting such amendment to the Certificate Insurer].

     It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

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     Section 11.02. RECORDATION OF AGREEMENT. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (which shall not have any duty to determine whether such recordation should be made), but only upon direction of the Trustee or the Master Servicer accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders [or the Certificate Insurer].

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 11.03. LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     No Certificateholder shall have any right to vote (except as provided in Section 11.01) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 51% of the aggregate Percentage Interests of the Class A and Class M Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 11.04. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 11.05. NOTICES. All demands, notices (whether or not any notice is referred to herein as a notice, a written notice or a notice in writing) and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, or telecopied to (a) in the case of the Master Servicer, 2700 Sanders Road, Prospect Heights, Illinois 60070, Attention:
Treasurer, (b) in the case of the Depositor, 1111 Town Center Drive, Las
Vegas, Nevada 89144, Attention: [               ], (c) in the case of the
Trustee, at the Corporate Trust Office, [                   ], Attention:
[               ], (d) in the case of Moody's, ABS Monitoring Department, 99
Church Street, New York, New York 10007, (e) in the case of Standard & Poor's, 55 Water Street, 40th Floor, New York, New York 10041, Attention:
Structured Finance Surveillance and (f) in the case of Fitch, One State Street Plaza, 33rd Floor, New York, New York 10004, Attention: RMBS Surveillance Department [and (g) in the case of the Certificate Insurer, [ ] ], or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     Section 11.06. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     Section 11.07. ASSIGNMENT. Notwithstanding anything to the contrary contained herein, except as provided in Sections 7.02 and 7.04, this Agreement may not be assigned by the Depositor or the Master Servicer without the prior written consent of [the Certificate Insurer and] Holders of Certificates of each Class, voting as a Class, evidencing, as to each such Class, Percentage Interests aggregating not less than 66-2/3%.

     Section 11.08. CERTIFICATES NONASSESSABLE AND FULLY PAID. The parties agree that the Certificateholders shall not be personally liable for obligations of the Trust, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and that the Certificates upon execution by the Trustee on behalf of the Trust and the authentication and delivery thereof by the Trustee pursuant to Sections 2.05 or 6.01 are and shall be deemed fully paid.

     Section 11.09. THIRD-PARTY BENEFICIARIES. This Agreement will inure to the benefit of and be binding upon the parties hereto, [the Certificate Insurer,] the Certificateholders and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other person will have any right or obligation hereunder.

     Section 11.10. COUNTERPARTS. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 11.11. EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 11.12. LIMITATION ON VOTING OF PREFERRED STOCK. The Trustee shall hold all of the preferred stock ("Preferred Stock") of the Depositor in trust, for the benefit of the Certificateholders [and the Certificate Insurer], and, during the continuance of a Master Servicer Termination Event, shall vote such stock only pursuant to the written instructions of [the Certificate Insurer and] Holders of Certificates evidencing not less than 51% of the aggregate Percentage Interests of the Class A and Class M Certificates. The Trustee shall not permit a transfer of any of the Preferred Stock to HFC or any of its Affiliates. Concurrently with any retransfer of the Mortgage Loans to the Master Servicer pursuant to Section 10.01, the Trustee shall transfer to the Depositor for cancellation all shares of Preferred Stock held by the Trustee.

     Section 11.13. PERFECTION REPRESENTATIONS. The Perfection Representations shall be a part of this Agreement for all purposes.

     IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers all as of the day and year first above written.

                                              HOUSEHOLD MORTGAGE FUNDING
                                              CORPORATION III,
                                              as Depositor

                                              By:
                                                  ------------------------------
                                                   Name:
                                                   Title:

                                              HOUSEHOLD FINANCE CORPORATION,
                                              as Master Servicer

                                              By:
                                                  ------------------------------
                                                   Name:
                                                   Title:

                                              [                ],
                                              as Trustee
                                              By:
                                                  ------------------------------
                                                   Name:
                                                   Title:

State of Illinois          }
                           }  ss.:
County of Cook             }

     On this _____ day of __________, 200[ ] before me, a notary public in and for the State of Illinois, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that he resides at ________________________; that he is the _______________________________________
of Household Mortgage Funding Corporation III, a Delaware corporation, one of the parties that executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

                                               -------------------------------
                                                        Notary Public

[Seal]

State of Illinois          }
                           }  ss.:
County of Cook             }

     On this _____ day of __________, 200[ ] before me, a notary public in and for the State of Illinois, personally appeared ____________________, known to me who, being by me duly sworn, did depose and say that he resides at ____________________________; that he is the ___________________________________
of Household Finance Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

                                               -------------------------------
                                                        Notary Public

[Seal]

State of [         ]       }
                           }  ss.:
County of [         ]      }

     On this _____ day of __________, 200[ ] before me, a notary public in and for the State of Illinois, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that he resides at _____________________________; that he is the ______________________________ of
_____________________________ of __________, a ____________________, one of the
parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.

                                               -------------------------------
                                                        Notary Public

[Seal]

                                   Schedule 1

              PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

The Depositor hereby represents, warrants, and covenants to the Trustee as to itself and the Sellers as follows on the Closing Date and on each Distribution Date thereafter:

                                     GENERAL

1. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Mortgage Loans in favor of the Trustee, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Depositor.

2. The Mortgage Loans constitute "general intangibles" or "instruments" within the meaning of the applicable UCC.

3. The Collection Account and all subaccounts thereof constitute either a deposit account or a securities account.

4. To the extent that payments and collections received or made with respect to the Mortgage Loans constitute securities entitlements, such payments and collections have been and will have been credited to the Collection Account. The securities intermediary for the Collection Account has agreed to treat all assets credited to the Collection Account as "financial assets" within the meaning of the applicable UCC.

                                    CREATION

5. The Depositor owns and has good and marketable title to the Mortgage Loans free and clear of any Lien, claim or encumbrance of any Person, excepting only liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the Lien attaches is not impaired during the pendency of such proceeding.

6. The Depositor has received all consents and approvals to the sale of the Mortgage Loans hereunder to the Trustee required by the terms of the Mortgage Loans that constitute instruments.

7. To the extent the Collection Account or subaccounts thereof constitute securities entitlements, certificated securities or uncertificated securities, the Depositor has received all consents and approvals required to transfer to the Trustee its interest and rights in the Collection Account hereunder.

                                   PERFECTION

8. The Depositor has caused or will have caused, within ten days after the effective date of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Mortgage Loans from the Depositor to the Trustee, and the security interest in the Mortgage Loans granted to the Trustee hereunder.

9. With respect to the Collection Account and all subaccounts that constitute deposit accounts, either:

         (i) the Depositor has delivered to the Trustee a fully-executed agreement pursuant to which the bank maintaining the deposit accounts has agreed to comply with all instructions originated by the Trustee directing disposition of the funds in the Collection Account without further consent by the Depositor; or

         (ii) the Depositor has taken all steps necessary to cause the Trustee to become the account holder of the Collection Account.

10. With respect to the Collection Account or subaccounts thereof that constitute securities accounts or securities entitlements, either:

         (i) the Depositor has caused or will have caused, within ten days after the effective date of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted in the Collection Account to the Trustee; or

         (ii) the Depositor has delivered to the Trustee a fully-executed agreement pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Trustee relating to the Collection Account without further consent by the Depositor; or

         (iii) the Depositor has taken all steps necessary to cause the securities intermediary to identify in its records the Trustee as the person having a security entitlement against the securities intermediary in the Collection Account.

                                    PRIORITY

11. Other than the transfer of the Mortgage Loans to the Trustee under the Transfer Agreement, and the security interest granted to the Trustee pursuant to this Agreement, neither the Depositor nor the Sellers have pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans. Neither the Depositor nor the Sellers have authorized the filing of, or are aware of any financing statements against the Depositor or any of the Sellers that include a description of collateral covering the

     Mortgage Loans other than any financing statement relating to the security interest granted to the Trustee hereunder or that has been terminated.

12. The Depositor is not aware of any judgment, ERISA or tax lien filings against either the Depositor or any of the Sellers.

13. To the Depositor's knowledge, none of the instruments that constitute or evidence the Mortgage Loans has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trustee.

14. Neither the Collection Account nor any subaccount thereof is in the name of any person other than the Depositor or the Trustee as trustee hereunder or in the name of its nominee. The Depositor has not consented for the securities intermediary of the Collection Account to comply with entitlement orders of any person other than the Trustee.

15. SURVIVAL OF PERFECTION REPRESENTATIONS. Notwithstanding any other provision of this Agreement or any other transaction document, the Perfection Representations contained in this Schedule shall be continuing, and remain in full force and effect (notwithstanding any replacement of the Master Servicer or termination of the Master Servicer's rights to act as such) until such time as all obligations under this Agreement have been finally and fully paid and performed.

16. NO WAIVER. The parties to this Agreement (i) shall not, without obtaining a confirmation of the then-current rating of the Certificates, waive any of the Perfection Representations, and (ii) shall provide the Rating Agencies with prompt written notice of any breach of the Perfection Representations, and shall not, without obtaining a confirmation of the then-current rating of the Certificates (as determined after any adjustment or withdrawal of the ratings following notice of such breach) waive a breach of any of the Perfection Representations.

17. MASTER SERVICER TO MAINTAIN PERFECTION AND PRIORITY. The Master Servicer covenants that, in order to evidence the interests of the Depositor and the Trustee under this Agreement, the Master Servicer shall take such action, or execute and deliver such instruments (other than effecting a Filing (as defined below), unless such Filing is effected in accordance with this paragraph) as may be necessary or advisable (including, without limitation, such actions as are requested by the Trustee) to maintain and perfect, as a first priority interest, the Trustee's security interest in the Mortgage Loans. The Master Servicer shall, from time to time and within the time limits established by law, prepare and present to the Trustee for the Trustee to authorize (based in reliance on the Opinion of Counsel hereinafter provided for) the Master Servicer to file, all financing statements, amendments, continuations, initial financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases, or any other filings necessary or advisable to continue, maintain and perfect the Trustee's security interest in the Mortgage Loans as a first-priority interest (each a "Filing"). The Master Servicer shall present each such Filing to the Trustee together with (x) an Opinion of Counsel to the effect that such Filing is (i) consistent with grant of the security interest to the Trustee pursuant to Section 2.01 of this Agreement, (ii) satisfies all requirements and conditions to such Filing in this Agreement and (iii) satisfies the requirements for a Filing of such type under the Uniform Commercial Code in the applicable jurisdiction (or if the Uniform Commercial Code does not apply, the applicable statute governing the perfection of security interests), and (y) a form of authorization for the Trustee's signature. Upon receipt of such Opinion of Counsel and form of authorization, the Trustee shall promptly authorize in writing the Master Servicer to, and the Master Servicer shall, effect such Filing under the Uniform Commercial Code without the signature of the Depositor or the Trustee where allowed by applicable law. Notwithstanding anything else in the transaction documents to the contrary, the Master Servicer shall not have any authority to effect a Filing without obtaining written authorization from the Trustee.

                                                                       EXHIBIT A

                           FORM OF CLASS A CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE ACCEPTANCE OF THIS CERTIFICATE CONSTITUTES AN AGREEMENT BY THE CERTIFICATEHOLDER TO TREAT SUCH CERTIFICATE AS INDEBTEDNESS FOR FEDERAL, STATE AND LOCAL INCOME OR FRANCHISE TAX PURPOSES (OR ANY OTHER TAX IMPOSED ON, OR MEASURED BY, INCOME), AND TO TAKE NO ACTION INCONSISTENT WITH SUCH TREATMENT OF THIS CERTIFICATE.

Certificate No.                        :

Cut-Off Date                           :   [      ], 200[]

First Distribution Date                :   [      ], 200[]

Final Scheduled Distribution Date      :   [      ], 200[]

Original Class Certificate Balance
of this Certificate("Denomination")    :   $

Original Certificate Principal
Balance of this Class                  :   $

Pass-Through Rate                      :   [___]%(1)

CUSIP                                  :
                                           A
Class                                  :

----------
(1)  Subject to the Available Funds Cap.

                    HOUSEHOLD MORTGAGE LOAN TRUST 200[ ]-[ ]
                [     ] Mortgage Loan Asset-Backed Certificates,
                                Series 200[ ]-[ ]
                                     Class A

     evidencing a percentage interest in the distributions allocable to the
       Certificates of the above-referenced Class with respect to a Trust
            consisting of [      ] fixed- or declining-rate mortgage
                          loans (the "Mortgage Loans").

            Household Mortgage Funding Corporation III, as Depositor

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class A Certificate at any time may be less than the Original Class Certificate Principal Balance set forth on the face hereof, as described herein. This Class A Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Sellers, the Master Servicer, or the Trustee referred to below or any of their respective affiliates. Neither this Class A Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Class A Certificate (obtained by dividing the principal denomination of this Class A Certificate by the aggregate of the principal denominations of all Certificates of this Class) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Household Mortgage Funding Corporation III (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of
[      ], 200[ ] (the "Agreement") among the Depositor, Household Finance
Corporation, as Master Servicer (the "Master Servicer") and [      ], as Trustee
(the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class A Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Certificateholder of this Class A Certificate by virtue of the acceptance hereof assents and by which such Certificateholder is bound.

     Reference is hereby made to the further provisions of this Class A Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Class A Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

     IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: [     ],200[ ]
                                              HOUSEHOLD MORTGAGE LOAN TRUST 200[
                                              ]-[ ]

                                              By:  [               ]
                                                   not in its individual
                                              capacity, but solely as Trustee

                                              By
                                                 -------------------------------
This is one of the Class A Certificates
referenced in the above-mentioned Agreement

By:
    --------------------------------
      Authorized Signatory of
      [                    ],
      as Trustee

                        [Reverse of Class A Certificate]

                     HOUSEHOLD MORTGAGE LOAN TRUST 200[]-[]
                [     ] Mortgage Loan Asset-Backed Certificates,
                                 Series 200[]-[]

     This Certificate is one of a duly authorized issue of Certificates
designated as Household Mortgage Loan Trust 200[]-[], [       ] Mortgage Loan
Asset-Backed Certificates, Series 200[]-[] (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Collection Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

     Pursuant to the terms of the Agreement, a distribution will be made on the [ ]th day of each month or, if such [ ]th day is not a Business Day, the next succeeding Business Day (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Certificateholders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the Business Day preceding such Distribution Date; provided, however, that following the date on which Definitive Certificates are available pursuant to Section 6.02(f) of the Agreement, the Record Date shall be the last day of the month preceding the month in which such Distribution Date occurs.

     Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or, upon the written request by a Certificateholder owning Certificates having the requisite aggregate denominations or Percentage Interests specified in the Agreement, by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Master Servicer, the Depositor, and the Trustee, in each case with the consent of the [Certificate Insurer and the] Certificateholders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment or all classes in the case of amendments or modifications which affect all classes, as specified in the Agreement. Any such consent by the holder of this Certificate shall be conclusive and binding to such holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Certificate Registrar (which shall be the Corporate Trust Office if the Trustee is the Certificate Registrar as provided in the Agreement). Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing. Upon satisfaction of the foregoing, one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Sellers, the Master Servicer, the Depositor, [the Certificate Insurer,] and the Trustee and any agent of the Sellers, the Master Servicer, the Depositor, [the Certificate Insurer] or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and the Sellers, the Master Servicer, the Depositor, [the Certificate Insurer] or the Trustee or any such agent shall not be affected by any notice to the contrary.

     On any Distribution Date following the date at which the aggregate Certificate Principal Balance is less than [ ]% of the initial aggregate Certificate Principal Balance of the Class A and Class M Certificates, the Master Servicer will have the option to purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement PROVIDED, HOWEVER, if the Master Servicer does not purchase all of the Mortgage Loans pursuant to Section 10.01(a)(i) of the Agreement within three months of the first Distribution Date upon which such purchase option may occur and all of the Mortgage Loans have not been sold by the Trustee pursuant to Section 5.01(b) of the Agreement, then the Trustee shall begin a process for soliciting bids in connection with an auction of the Mortgage Loans pursuant to Section 10.01(c) of the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the earliest of (i) the final payment or other liquidation of the Principal Balance of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the
Distribution Date in [    ] 20[ ]. In no event, however, will the trust created
by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

     Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_____________________________________________________________________
_____________________________________________________________________
_____________________________________________________________________
_____________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of the registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above-named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:
       ------------


                                         ---------------------------------------
                                         Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

__________,
__________,
__________,
for the account of ______,
Account number _____________, or, if mailed by check, to ___
__________.
Applicable statements should be mailed to ___
__________
__________
__________

This information is provided by ______,
the assignee named above, or,
as its agent.

                                                                       EXHIBIT B

                           FORM OF CLASS M CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE ACCEPTANCE OF THIS CERTIFICATE CONSTITUTES AN AGREEMENT BY THE CERTIFICATEHOLDER TO TREAT SUCH CERTIFICATE AS INDEBTEDNESS FOR FEDERAL, STATE AND LOCAL INCOME OR FRANCHISE TAX PURPOSES (OR ANY OTHER TAX IMPOSED ON, OR MEASURED BY, INCOME), AND TO TAKE NO ACTION INCONSISTENT WITH SUCH TREATMENT OF THIS CERTIFICATE.

Certificate No.                        :

Cut-Off Date                           :   [      ], 200[]

First Distribution Date                :   [      ], 200[]

Final Scheduled Distribution Date      :   [      ], 200[]

Original Class Certificate Balance
of this Certificate("Denomination")    :   $

Original Certificate Principal
Balance of this Class                  :   $

Pass-Through Rate                      :   [___]%(1)

CUSIP                                  :
                                           M
Class                                  :

----------
(1)  Subject to the Available Funds Cap.

                    HOUSEHOLD MORTGAGE LOAN TRUST 200[ ]-[ ]
                [     ] Mortgage Loan Asset-Backed Certificates,
                                Series 200[ ]-[ ]
                                     Class M

     evidencing a percentage interest in the distributions allocable to the
       Certificates of the above-referenced Class with respect to a Trust
            consisting of [      ] fixed- or declining-rate mortgage
                          loans (the "Mortgage Loans").

            Household Mortgage Funding Corporation III, as Depositor

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M Certificate at any time may be less than the Original Class Certificate Principal Balance set forth on the face hereof, as described herein. This Class M Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Sellers, the Master Servicer, or the Trustee referred to below or any of their respective affiliates. Neither this Class M Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Class M Certificate (obtained by dividing the principal denomination of this Class M Certificate by the aggregate of the principal denominations of all Certificates of this Class) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Household Mortgage Funding Corporation III (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of
[       ], 200[ ] (the "Agreement") among the Depositor, Household Finance
Corporation, as Master Servicer (the "Master Servicer") and [       ], as
Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Certificateholder of this Class M Certificate by virtue of the acceptance hereof assents and by which such Certificateholder is bound.

     Reference is hereby made to the further provisions of this Class M Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Class M Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

     IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: [     ],200[]
                                                 HOUSEHOLD MORTGAGE LOAN TRUST
                                                 200[ ]-[ ]

                                                 By:  [               ]
                                                      not in its individual
                                                 capacity, but solely as Trustee

                                                 By
                                                    ----------------------------
This is one of the Class A Certificates
referenced in the above-mentioned Agreement

By:
    --------------------------------
      Authorized Signatory of
      [                    ],
      as Trustee

                        [Reverse of Class M Certificate]

                    HOUSEHOLD MORTGAGE LOAN TRUST 200[ ]-[ ]
                [      ] Mortgage Loan Asset-Backed Certificates,
                                Series 200[ ]-[ ]

     This Certificate is one of a duly authorized issue of Certificates
designated as Household Mortgage Loan Trust 200[ ]-[ ], [       ] Mortgage Loan
Asset-Backed Certificates, Series 200[ ]-[ ] (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Collection Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

     Pursuant to the terms of the Agreement, a distribution will be made on the [ ]th day of each month or, if such [ ]th day is not a Business Day, the next succeeding Business Day (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Certificateholders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the Business Day preceding such Distribution Date; PROVIDED, HOWEVER, that following the date on which Definitive Certificates are available pursuant to Section 6.02(f) of the Agreement, the Record Date shall be the last day of the month preceding the month in which such Distribution Date occurs.

     Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or, upon the written request by a Certificateholder owning Certificates having the requisite aggregate denominations or Percentage Interests specified in the Agreement, by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Master Servicer, the Depositor, and the Trustee, in each case with the consent of the [Certificate Insurer and the] Certificateholders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment or all classes in the case of amendments or modifications which affect all classes, as specified in the Agreement. Any such consent by the holder of this Certificate shall be conclusive and binding to such holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Certificate Registrar (which shall be the Corporate Trust Office if the Trustee is the Certificate Registrar as provided in the Agreement). Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing. Upon satisfaction of the foregoing, one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Sellers, the Master Servicer, the Depositor, [the Certificate Insurer,] and the Trustee and any agent of the Sellers, the Master Servicer, the Depositor [, the Certificate Insurer] or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and the Sellers, the Master Servicer, the Depositor, [the Certificate Insurer] or the Trustee or any such agent shall not be affected by any notice to the contrary.

     On any Distribution Date following the date at which the aggregate Certificate Principal Balance is less than [ ]% of the initial aggregate Certificate Principal Balance of the Class A and Class M Certificates, the Master Servicer will have the option to purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement PROVIDED, HOWEVER, if the Master Servicer does not purchase all of the Mortgage Loans pursuant to Section 10.01(a)(i) of the Agreement within three months of the first Distribution Date upon which such purchase option may occur and all of the Mortgage Loans have not been sold by the Trustee pursuant to Section 5.01(b) of the Agreement, then the Trustee shall begin a process for soliciting bids in connection with an auction of the Mortgage Loans pursuant to Section 10.01(c) of the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the earliest of (i) the final payment or other liquidation of the Principal Balance of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the
Distribution Date in [     ] 20[ ]. In no event, however, will the trust created
by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

     Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_____________________________________________________________________
_____________________________________________________________________
_____________________________________________________________________
_____________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of the registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above-named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:
       ------------

                                         ---------------------------------------
                                         Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

__________,
__________,
__________,
for the account of ______,
Account number _____________, or, if mailed by check, to ___
__________.
Applicable statements should be mailed to ___
__________
__________
__________

This information is provided by ______,
the assignee named above, or ,
as its agent.

                                                                       EXHIBIT C

                           FORM OF EQUITY CERTIFICATE

THE ACCEPTANCE OF THIS CERTIFICATE CONSTITUTES AN AGREEMENT BY THE CERTIFICATEHOLDER TO (1) TREAT SUCH CERTIFICATE AS EQUITY FOR FEDERAL, STATE AND LOCAL INCOME OR FRANCHISE TAX PURPOSES (OR ANY OTHER TAX IMPOSED ON, OR MEASURED BY, INCOME) OF A DISREGARDED ENTITY, AND TO TAKE NO ACTION INCONSISTENT WITH SUCH TREATMENT OF THIS CERTIFICATE AS INDEBTEDNESS FOR SUCH PURPOSES; AND (2) TAKE NO ACTION INCONSISTENT WITH THE TREATMENT OF ANY CLASS A CERTIFICATE OR CLASS M CERTIFICATE AS INDEBTEDNESS FOR FEDERAL, STATE AND LOCAL INCOME OR FRANCHISE TAX PURPOSES (OR ANY OTHER TAX IMPOSED ON, OR MEASURED BY, INCOME).

THIS CERTIFICATE MAY NOT BE TRANSFERRED TO ANY PERSON EXCEPT IN CONNECTION WITH THE ASSUMPTION BY THE TRANSFEREE OF CERTAIN DUTIES SPECIFIED IN THE AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS EQUITY CERTIFICATE HAS SPECIFIED NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR AN ENTITY DEEMED TO HOLD PLAN ASSETS BY REASON OF AN EMPLOYEE BENEFIT PLAN'S OR OTHER PLAN'S INVESTMENT IN THE ENTITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE SHALL BE VOID AND OF NO EFFECT.

Certificate No.:                 1

Percentage Interest
evidenced by this
Certificate:  100%

                    HOUSEHOLD MORTGAGE LOAN TRUST 200[ ]-[ ]
                [     ] Mortgage Loan Asset-Backed Certificates,
                                Series 200[ ]-[ ]
                               Equity Certificate

evidencing a percentage interest in the distributions allocable to this
Certificate with respect to a Trust consisting of [        ] fixed- and
declining-rate mortgage loans (the "Mortgage Loans")

            Household Mortgage Funding Corporation III, as Depositor

     This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Sellers, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that Household Mortgage Funding Corporation III is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by this Certificate in a Trust consisting primarily of the Mortgage Loans deposited by Household Mortgage Funding Corporation III (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement dated as of [       ], 200[ ] (the "Agreement")
among the Depositor, Household Finance Corporation as Master Servicer (the
"Master Servicer"), and [       ], as Trustee (the "Trustee"). To the extent not
defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Certificateholder is bound.

     This Certificate does not have a specified principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee in Chicago, Illinois.

     Except in the case of the initial transfer to the Depositor, no transfer of the Equity Certificate shall be made unless such Transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. Except in the case of the initial Transfer to the Depositor, as a condition to any Transfer of the Equity Certificate, (i) the Trustee may require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee that such Transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Trust and (ii) the Trustee may require the Transferee to execute an investment letter acceptable to and in form and substance satisfactory to the Trustee certifying to the Master Servicer, the Sellers and the Trustee the facts surrounding such Transfer, which investment letter shall not be an expense of the Trustee, the Master Servicer or the Trust Fund except to the extent any of such parties is the transferor of such Certificate. The Holder of the Equity Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Master Servicer and the Trust against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

     Neither this Certificate nor any interest herein may be acquired or transferred unless the purchaser or the transferee delivers to the Trustee a representation letter, acceptable to and in form satisfactory to the Trustee, to the effect that such purchaser or transferee is not an employee benefit plan or arrangement as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA or a plan subject to Section 4975 of the Code or an entity deemed to hold plan assets by reason of an employee benefit plan's or other plan's investment in the entity or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition or transfer. In the event that the foregoing is violated, such attempted transfer or acquisition shall be void and of no effect. The Trustee shall be under no liability to any Person for any registration of any ERISA-Restricted Certificate that is in fact not permitted by the Pooling and Servicing Agreement or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Pooling and Servicing Agreement so long as the Transfer or acquisition was registered by the Trustee in accordance with the foregoing requirements.

     The Equity Certificate may not be offered, transferred or sold except to the Depositor or an Affiliate thereof that is an institutional "accredited investor" (as defined in Rule 501(a)(1)-(3) or (7) under the Securities Act of 1933, as amended, and who is a United States person (as defined in Section 7701(a)(30) of the Code) in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended.

     The Equity Certificate may not be sold, pledged, transferred, assigned, or otherwise conveyed, in whole or in part, without the prior written approval of the Trustee.

     To the fullest extent permitted by law, no admission (or purported admission) of an Equity Certificateholder, and no transfer (or purported transfer) of the Equity Certificate (or any economic interest therein) shall be effective, and any such admission or transfer (or purported admission or transfer) shall be void ab initio, and no Person shall otherwise become an Equity Certificateholder, and the Trustee shall not register any such admission or transfer (or purported admission or transfer) unless: (i) such Person is a U.S. Person, (ii) such Person has delivered to the Trustee an investment letter substantially in the form of Exhibit E to the Pooling and Servicing Agreement and (iii) such admission or transfer shall not result in there being more than 95 Private Holders. In addition, if at any time the representations and warranties of the Depositor made pursuant to Section 2.04 of the Pooling and Servicing Agreement are untrue, or if at any time the certifications in the investment letter substantially in the form of Exhibit E to the Pooling and Servicing Agreement are untrue, then the purchase of the Equity Certificate by such Person shall be void ab initio and of no effect. To the fullest extent permitted by law, the Trust shall not recognize any prohibited transfer described in this paragraph either (i) by redeeming the transferor's interest, or (ii) by admitting the transferee as an Equity Certificateholder or otherwise recognizing any right of the transferee (including any right of the transferee to receive distributions from the Trust, directly or indirectly). The Trustee shall be fully protected in relying upon the certificates and opinions delivered to it hereunder in connection with any purported transfer.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.

                                     *  *  *

     IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: [      ], 200[]
                                              HOUSEHOLD MORTGAGE LOAN TRUST 200[
                                              ]-[ ]

                                              By:    [                 ]
                                                     not in its individual
                                              capacity, but solely as Trustee

                                              By
                                                 -------------------------------

This is the Equity Certificates referenced in the above-mentioned Agreement

By:
    -----------------------------------
       Authorized Signatory of
       [                    ],
       as Trustee

                         [Reverse of Equity Certificate]

                    HOUSEHOLD MORTGAGE LOAN TRUST 200[ ]-[ ]
                [     ] Mortgage Loan Asset-Backed Certificates,
                                Series 200[ ]-[ ]

     This Certificate is one of a duly authorized issue of Certificates
designated as Household Mortgage Loan Trust 200[ ]-[ ], [        ] Mortgage Loan
Asset-Backed Certificates, Series 200[ ]-[ ] (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Collection Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

     Pursuant to the terms of the Agreement, a distribution will be made on the [ ]th day of each month or, if such [ ]th day is not a Business Day, the next succeeding Business Day (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Certificateholders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the Business Day preceding such Distribution Date; PROVIDED, HOWEVER, that following the date on which Definitive Certificates are available pursuant to Section 6.02(f) of the Agreement, the Record Date shall be the last day of the month preceding the month in which such Distribution Date occurs.

     Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or, upon the written request by a Certificateholder owning Certificates having the requisite aggregate denominations or Percentage Interests specified in the Agreement, by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Master Servicer, the Depositor, and the Trustee, in each case with the consent of the [Certificate Insurer and the] Certificateholders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment or all classes in the case of amendments or modifications which affect all classes, as specified in the Agreement. Any such consent by the holder of this Certificate shall be conclusive and binding to such holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Certificate Registrar (which shall be the Corporate Trust Office if the Trustee is the Certificate Registrar as provided in the Agreement). Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing. In the case of the Equity Certificate presented or surrendered for registration of transfer or exchange, the instrument of transfer shall contain an investment letter substantially in the form of Exhibit E to the Pooling and Servicing Agreement, and shall be accompanied by an Opinion of Counsel to the effect that such transfer will not subject the Trust or any other Person to federal income taxation as an association or publicly traded partnership taxable as a corporation or cause the holders of any Class A and Class M Certificates unaffiliated with the Master Servicer to recognize income, gain or loss for federal income tax purposes. Upon satisfaction of the foregoing, one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Sellers, the Master Servicer, the Depositor, [the Certificate Insurer,] and the Trustee and any agent of the Sellers, the Master Servicer, the Depositor, [the Certificate Insurer] or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and the Sellers, the Master Servicer, the Depositor, [the Certificate Insurer] or the Trustee or any such agent shall not be affected by any notice to the contrary.

     On any Distribution Date following the date at which the aggregate Certificate Principal Balance is less than [ ]% of the initial aggregate Certificate Principal Balance of the Class A and Class M Certificates, the Master Servicer will have the option to purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement provided, however, if the Master Servicer does not purchase all of the Mortgage Loans pursuant to Section 10.01(a)(i) of the Agreement within three months of the first Distribution Date upon which such purchase option may occur and all of the Mortgage Loans have not been sold by the Trustee pursuant to Section 5.01(b) of the Agreement, then the Trustee shall begin a process for soliciting bids in connection with an auction of the Mortgage Loans pursuant to Section 10.01(c) of the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the earliest of (i) the final payment or other liquidation of the Principal Balance of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any
Mortgage Loan and (ii) the Distribution Date in [     ] 20[ ]. In no event,
however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

     Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_____________________________________________________________________
_____________________________________________________________________
_____________________________________________________________________
_____________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of the registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above-named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:
       ------------


                                         ---------------------------------------
                                         Signature by or on behalf of assignor

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

__________,
__________,
__________,
for the account of ______,
Account number _____________, or, if mailed by check, to ___
__________.
Applicable statements should be mailed to ___
__________
__________
__________

This information is provided by ______,
the assignee named above, or,
as its agent.

                                                                       EXHIBIT D

                             MORTGAGE LOAN SCHEDULE

                                                                       EXHIBIT E

                    FORM OF INVESTMENT LETTER [NON-RULE 144A]

                                     [DATE]

Household Mortgage Funding Corporation III
2700 Sanders Road
Prospect Heights, Illinois  60070

[name of Trustee]
[address]

              Re:    HOUSEHOLD MORTGAGE LOAN TRUST 200[ ]-[ ]
                         [    ] Mortgage Loan Asset-Backed Certificates,
                         SERIES 200[ ]-[ ], EQUITY CERTIFICATE


Ladies and Gentlemen:

     In connection with our requisition of the above-captioned Certificate, we certify that (a) we understand that the Certificate is not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and is being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificate, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificate and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificate, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or an entity deemed to hold plan assets by reason of an employee benefit plan's or other plan's investment in the entity (each, a "Plan"), nor are we acting on behalf of any such Plan, (e) we are acquiring the Certificate for investment for our own account and not with a view to any distribution of such Certificate and we are the sole beneficial owner of the Certificate (but without prejudice to our right at all times to sell or otherwise dispose of the Certificate in accordance with clause (i) below), (f) we have not offered or sold the Certificate to, or solicited offers to buy the Certificate from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, (g) we are (i) a U.S. Person as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) an Affiliate of Household Mortgage Funding Corporation III (as such term is defined in the
Pooling and Servicing Agreement, dated as of [       ], 200[ ], among Household
Mortgage Funding Corporation III, as Depositor, Household Finance Corporation, as Master Servicer, and [ ], as Trustee), (h) we are not and will not become for U.S. federal income tax purposes a partnership, subchapter S corporation or grantor trust (as defined in the Code), and (i) we will not sell, transfer or otherwise dispose of the Certificate unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) such sale, transfer or other disposition occurs by unconditional sale of the entire right, title and interest to the Certificate and the purchaser or transferee of the Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

                                          Very truly yours,

                                          [NAME OF TRANSFEREE]

                                          By:
                                              ----------------------------------
                                                 Authorized Officer

                                FORM OF RULE 144A

                                     [DATE]

Household Mortgage Funding Corporation III
2700 Sanders Road
Prospect Heights, Illinois  60070

[name of Trustee]
[address]

                    Re:   HOUSEHOLD MORTGAGE LOAN TRUST 200[ ]-[ ]
                          [      ] Mortgage Loan Asset-Backed Certificates,
                          SERIES 200[ ]-[ ], EQUITY CERTIFICATE

Ladies and Gentlemen:

     In connection with our acquisition of the above Certificate we certify that
(a) we understand that the Certificate is not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and is being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificate and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificate, (c) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or an entity deemed to hold plan assets by reason of an employee benefit plan's or other plan's investment in the entity (each, a "Plan"), nor are we acting on behalf of any such Plan, (d) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificate, any interest in the Certificate or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other deposition of the Certificate, any interest in the Certificate or any other similar security from, or otherwise approached or negotiated with respect to the Certificate, any interest in the Certificate or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificate under the Securities Act or that would render the disposition of the Certificate a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificate and (e) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificate for our own account or for resale pursuant to Rule 144A and further, understand that the Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                           Very truly yours,

                                           [NAME OF TRANSFEREE]

                                           By:
                                               ---------------------------------
                                                  Authorized Officer

                                                            ANNEX 1 TO EXHIBIT E

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees Other Than Registered Investment Companies]

     The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificate described therein:

     i. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

     ii. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $_______ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and ____ Buyer satisfies the criteria in the category marked below.

               _____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

               _____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

               _____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

               _____ Broker-dealer. The Buyer is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934.

               _____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

               _____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

               _____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

               _____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

               _____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or(d) of the Small Business Investment Act of 1958.

               _____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

     iii. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

     iv. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

     v. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

     vi. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and exclusions herein. Until such notice is given, the Buyer's purchase of the Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan as provided above, the Buyer agrees that it will furnish to the parties updated annual financial statements promptly after they become available.

                                      ------------------------------------------
                                      Print Name of Buyer


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                      Date:
                                            ------------------------------------

                                                            ANNEX 2 TO EXHIBIT E

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]

     The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificate described therein.

     1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

     2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

               _____ The Buyer owned $_________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

               _____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other)).

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements,

(vi) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

     5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

     6. Until the date of purchase of the Certificate, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyers' purchase of the Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                         Print Name of Buyer or Adviser


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                         IF AN ADVISER:


                                         ---------------------------------------
                                         Print Name of Buyer


                                                        Date:
                                                              ------------------

                                    EXHIBIT F

                      FORM OF CERTIFICATE INSURANCE POLICY

                                        1